As filed with the Securities and Exchange Commission on August 5, 2011
Registration No. 333-173165

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CROWDGATHER, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	7990	20-2706319
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
Tel: (818) 435-2472
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sanjay Sabnani
CrowdGather, Inc.
20300 Ventura Blvd., Suite 330
Woodland Hills, California 91364
(818) 435-2472
(Name, address, including zip code, and telephone number, including area code, of agent for service)

	Copies of all correspondence to: Michael J. Muellerleile M2 Law Professional Corporation 500 Newport Center Drive, Suite 800 Newport Beach, California 92660 Tel: (949)706-1470/Fax: (949)706-1475

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of  “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Small reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this “Post Effective Amendment No. 1”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update the Form S-1 Registration Statement (Registration No. 333-173165), which was previously declared effective by the Securities and Exchange Commission on May 9, 2011, to include the audited financial statements and the notes thereto included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011 and to update certain other information in such Registration Statement.  No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of such Registration Statement on March 30, 2011.

The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus
Subject to Completion, August 5, 2011

CrowdGather, Inc.

14,790,716 shares of Common Stock

This prospectus relates to the resale by the selling shareholders identified in this prospectus of up to 14,790,716 shares of our common stock, $0.001 par value, including (i) 8,705,537 shares of common stock, (ii) 5,352,273  shares of common stock issuable upon exercise of the outstanding investor warrants at an exercise price of $1.50 per share, that were issued in connection with the private placement closed on March 3, 2011 ("Investor Warrants"), (iii) 570,909 shares of common stock issuable upon exercise of placement agent warrants ("Placement Agent Warrants") pursuant to the Engagement Agreement dated February 22, 2011 and (iv) 161,997 shares of common stock issuable upon exercise of the outstanding warrants held by Buy.com, Inc. at an exercise price of $1.02 per share (“Buy.com Warrants”).

The selling shareholders may offer the shares of our common stock for resale on the OTC Bulletin Board and OTCQB, in isolated transactions, or in a combination of such methods of sale.  They may sell their shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices with institutional or other investors, or, when permissible, pursuant to the exemption of Rule 144 under the Securities Act of 1933.  There will be no underwriter’s discounts or commissions, except for the charges to a selling shareholder for sales through a broker-dealer.  We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders, except the proceeds, if any, from the exercise of warrants held by selling shareholders. We will bear all costs relating to the registration of these shares of our common stock, other than any selling shareholders’ legal or accounting costs or commissions.

Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “CRWG.”  The last reported sales price of our common stock on the OTCQB on August 2, 2011 was $0.70 per share.

Investing in the offered securities involves substantial risks.  You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2011

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” and “the Company” refer to CrowdGather, Inc., a Nevada corporation, and its subsidiaries.

Overview

We were incorporated in Nevada on April 20, 2005. Our principal business address is 20300 Ventura Blvd. Suite 330, Woodland Hills, California 91364. Our telephone number is (818) 435-2472 and our Internet website is www.crowdgather.com.  The content of our Internet website does not constitute a part of this prospectus.

We are an Internet company that specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become an important social, advertising and user generated content network by consolidating  existing groups of online users that post on message boards and forums. Our goal is to create superb user experiences for forum communities and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Our network is comprised of two types of communities: branded forum communities and third-party hosted communities that are built on one of our forum hosting platforms.  The branded communities, such as rapmusic.com and anythingbutipod.com, are wholly owned by us and we monetize them through a combination of text and display ads.  The third-party hosted communities comprise the majority of our revenues, traffic, and page views, and are built upon one of our leading forum hosting platforms - Freeforums.org and Lefora.com.  On these sites we monetize the web traffic through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support and hosting.  In some instances, we may derive subscription revenues in lieu of or in addition to advertising revenue because the creator of the site has decided to pay us a monthly fee in exchange for providing an ad free experience for their members.  Our goal is to ultimately build an advertising network that allows us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

Part of our growth strategy includes identifying and acquiring web properties.  Since our inception we have been researching potential opportunities to acquire online forums within targeted content and advertising verticals in our industry in order to expand our operations. In addition to the over 80 web properties and 447 web domain names acquired to date, we also maintain ongoing discussions with representatives of certain web properties and other companies that may be interested in being acquired by us or entering into a joint venture agreement with us.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form S-1. We have prepared our financial statements contained in this Form S-1 in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this Form S-1.

Statements of Operations	For the year ended April 30, 2011		For the year ended April 30, 2010
	$		$
Revenue		1,580,957		309,781
Total Operating Expenses		3,688,684		2,303,501
Other Income (Expense) (net)		71,813		(1,435,174)
Net Loss		(2,812,228)		(3,429,694)
Net Loss Per Share		(0.06)		(0.08)

Balance Sheets	April 30, 2011		April 30, 2010
	$		$
Total Assets		17,306,181		2,695,631
Total Liabilities		159,951		207,697
Stockholders' Equity (Deficit)		17,146,320		2,487,934

The Offering

Common stock offered by selling shareholders
14,790,716 shares of common stock. This includes (i) 8,705,537 shares of common stock, (ii) 5,352,273 shares of common stock issuable upon exercise of the Investor Warrants, and (iii) 570,909 shares of common stock issuable upon exercise of the Placement Agent Warrants and (iv) 161,997 shares of common stock issuable upon exercise of the Buy.com Warrants.

Offering Price
The selling shareholders may offer all or part of their shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

Use of Proceeds
We will not receive any proceeds from the sale of the common stock by the selling shareholders.  However, we will receive the sale price of any common stock we sell to the selling shareholders upon exercise of the warrants. We expect to use the proceeds, if any, received from the exercise of the warrants for general working capital purposes.

Trading	Our common stock is traded on the Over the Counter Bulletin Board and OTCQB under the symbol: CRWG.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

RISK FACTORS

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment. We make various statements in this section, which constitute “forward-looking statements.” See “Forward-Looking Statements.”

Risks Related to Our Business

We have a history of net losses which will continue and which may negatively impact our ability to achieve our business objectives.

For the year ended April 30, 2011, we had revenue of $1,580,957 and a net loss of $2,812,228 compared to revenue of $309,781 and a net loss of $3,429,694 for the year ended April 30, 2010. There can be no assurance that our future operations will result in net income. Our failure to increase our revenues will harm our business. We may not be able to operate profitability on a quarterly or annual basis in the future. If our revenues grow more slowly than we anticipate or our operating expenses exceed our expectations, our operating results will suffer.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history.  Such limited operating history and the unpredictability of the success of online forums makes it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in our industry.  The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

We may need additional financing to execute our business plan.

The revenues from the sale of advertising and forum memberships and the projected revenues from these potential streams are not currently adequate to support our expansion and product development programs. We may need substantial additional funds to:

•	effectuate our business plan;
•	expand our online reach and presence;
•	develop and enhance our technological capabilities;
•	file, prosecute, defend and enforce our intellectual property rights; and
•	hire and retain key employees.

We may seek additional funds through public or private equity or debt financing, via strategic transactions, and/or from other sources. There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we may need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary.  The failure to fund our operating and capital requirements could have a material adverse effect on our business, financial condition and results of operations.

Additional capital may be costly or difficult to obtain.

Additional capital, whether through the offering of equity or debt securities, may not be available on reasonable terms or at all, especially in light of the recent downturn in the economy and dislocations in the credit and capital markets. If we are unable to obtain required additional capital, we may have to curtail our growth plans or cut back on existing business and, further, we may not be able to continue operating if we do not generate sufficient revenues from operations needed to stay in business.  We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. There may be greater strain on our systems mainly because we have acquired several businesses over the last 18 months and have had to devote significant management time and expense to the ongoing integration and alignment of management, systems, controls and marketing. To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Interest-group forums may not prove to be a viable business model.

Interest-group forums as a business model for delivering information and entertainment over the Internet is unproven, and we have only recently launched our efforts to develop a business centered on this model. It is too early to predict whether consumers will accept, and use our products on a regular basis, in significant numbers, and participate in our online community. Our products may fail to attract significant numbers of users, or, may not be able to retain the usership that it attracts, and, in either case, we may fail to develop a viable business model for our online community. In addition, we expect a significant portion of the content that we will provide to be available for free. If we are unable to successfully monetize the use of our content, either through advertising or fees for use, we may not be able to generate sufficient revenues.

We may be unable to attract advertisers to our online forums.

We expect that advertising revenue will comprise a significant portion of the revenue to be generated by the forums that we own. Most large advertisers have fixed advertising budgets, only a small portion of which has traditionally been allocated to Internet advertising. In addition, the overall market for advertising, including Internet advertising, has been generally characterized in recent periods by softness of demand, reductions in marketing and advertising budgets, and by delays in spending of budgeted resources. Advertisers may continue to focus most of their efforts on traditional media or may decrease their advertising spending. If we fail to convince advertisers to spend a portion of their advertising budgets with us, we will be unable to generate revenues from advertising as we intend.

We hope to generate our revenue almost entirely from advertising and retaining other sites as paid participants in our community, and the reduction in spending by, or loss of, advertisers and members could seriously harm our ability to generate revenues.

We hope to generate revenues from advertisers and other communities that pay to affiliate with our sites. If we are unable provide value to potential advertisers or other online communities, we may not be able to sell any ad space or memberships, which would negatively impact our revenues and business. In addition, we expect that advertisers will be able terminate their contracts with us at any time. We may also encounter difficulty collecting from our advertisers because we are a very small company with limited resources to collect outstanding balances.

If we are unable to compete effectively in the forum sector of the Internet industry, our business will fail.

The forum sector of the Internet industry is extremely competitive. The competition comes from both companies within the same business and companies in other media which create alternative forms of entertainment. We compete with several major Internet companies which are dominant in the industry, as well as with numerous small and independent Internet companies. Many of the organizations with which we compete have significantly greater financial and other resources than we do. The major companies are typically large, diversified entertainment and media companies or subsidiaries of diversified corporations which have strong relationships with advertisers and others involved in the Internet industry. We may not be able to compete with those companies for users and advertisers.

We may not be able to sustain or grow our business unless we keep up with changes in technology and consumer tastes.

The Internet and electronic commerce industries are characterized by:

●	rapidly changing technology;
●	evolving industry standards and practices that could render our website and proprietary technology obsolete;
●	changes in consumer tastes and user demands;
●	challenges, such as “click fraud,” that cast doubt on otherwise legitimate activities and practices; and
●	frequent introductions of new services or products that embody new technologies.

Our future performance will depend, in part, on our ability to develop, license or acquire leading technologies and program formats, enhance our existing services and respond to technological advances and consumer tastes and emerging industry standards and practices on a timely and cost-effective basis. Developing website and other proprietary technology involves significant technical and business risks. We also cannot assure you that we will be able to successfully use new technologies or adapt our website and proprietary technology to emerging industry standards. We may not be able to remain competitive or sustain growth if we do not adapt to changing market conditions or customer requirements.

We face significant competition from large-scale Internet content, product and service aggregators, principally Google, Facebook, Microsoft and Yahoo.

We face significant competition from companies, principally Google, Facebook, Microsoft, and Yahoo, that have developed or acquired similar online sites. These services may directly compete with us for affiliate and advertiser arrangements, which is key to our business and operating results.  Some of these competitors offer services that indirectly compete with our services, including: consumer e-mail services, desktop search, local search, and instant messaging services; photos, maps, video sharing, content channels, mobile applications, and shopping services; movie, television, music, book, periodical, news, sports, and other media holdings; access to a network of cable and other broadband users and delivery technologies; advertising offerings; and considerable resources for future growth and expansion. Some of the existing competitors and possible additional entrants may have greater operational, strategic, financial, personnel or other resources than we do, as well as greater brand recognition either overall or for certain products and services. We expect these competitors increasingly to use their financial and engineering resources to compete with us, individually and potentially in combination with each other. In certain of these cases, our competition has a direct billing relationship with a greater number of their users through Internet access and other services than we have with our users through our premium services. This relationship may permit such competitors to be more effective than us in targeting services and advertisements to the specific preferences of their users thereby giving them a competitive advantage. If our competitors are more successful than we are in developing compelling products or attracting and retaining users, advertisers, or publishers, then our revenues and growth rates could decline.

We face significant competition from traditional media companies which could negatively impact our future operating results.

We also compete with traditional media companies for advertising, both offline as well as increasingly with their online assets as media companies offer more content directly from their own websites. Most advertisers currently spend a small portion of their advertising budgets on Internet advertising. If we fail to persuade existing advertisers to retain and increase their spending with us and if we fail to persuade new advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

We anticipate that the majority of our revenues will be derived from advertising to our users, and the reduction in spending by or loss of current or potential advertisers would cause our revenues and operating results to decline.

We anticipate that we will primarily rely on our ability to generate revenues from advertising on our sites and from paid subscriptions from our members.  Our ability to develop revenue from advertising revenue depends upon:

•	establishing and maintaining our user base;
•	establishing and maintaining our popularity as an Internet destination site;
•	broadening our relationships with advertisers to small- and medium-sized businesses;
•	attracting advertisers to our user base;
•
increasing demand for our services by advertisers, users, businesses and affiliates, including prices paid by advertisers, the number of searches performed by users, the rate at which users click-through to commercial search results and advertiser perception of the quality of leads generated by our forums;

•	the successful implementation and acceptance of our advertising exchange by advertisers, networks, affiliates, and publishers;
•	the successful development and deployment of technology improvements to our advertising platform;
•	establishing and maintaining our affiliate program for our search marketing;
•	deriving better demographic and other information from our users; and
•	driving acceptance of the Web in general and of our sites in particular by advertisers as an advertising medium.

We anticipate that our agreements with advertisers will likely have terms of one year or less, or may be terminated at any time by the advertiser. Accordingly, it is difficult to forecast advertising revenues accurately. Any reduction in spending by or loss of existing or potential future advertisers would cause our revenues to decline. Further, we may be unable to adjust spending quickly enough to compensate for any unexpected revenue shortfall.

Decreases or delays in advertising spending by our advertisers due to general economic conditions could harm our ability to generate advertising revenues.

Expenditures by advertisers tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns.  Since we derive most of our revenues from advertising, any decreases in or delays in advertising spending due to general economic conditions could reduce our revenues or negatively impact our ability to grow our revenues.

Quarterly financial results will vary.

Factors that may contribute to the variability of quarterly revenue and operating results include:

•	fluctuations in revenue due to cyclicality of our customers’ advertising spend;
•	commencement, completion and termination of contracts during any particular quarter;
•	additions and departures of key personnel; and
•	strategic decisions made by us and our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments and changes in business strategy.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our brand image and harm our business and our operating results.

We hope to create, own and maintain a wide array of intellectual property assets, including copyrights, patents, trademarks, trade dress, trade secrets and rights to certain domain names, which we believe will be among our most valuable assets. We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the United States and other countries of the world, and through contractual provisions. The efforts we have taken or will take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of those rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products and media properties are distributed or made available through the Internet. There may be instances where we are not able to fully protect or utilize our intellectual property assets in a manner to maximize competitive advantages.   Protection of the distinctive elements of our site may not be available under copyright law or trademark law. If we are unable to protect our proprietary rights from unauthorized use, the value of our brand image may be reduced. Any impairment of our brand could negatively impact our business. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We are subject to U.S. and foreign government regulation of Internet services which could subject us to claims, judgments and remedies including monetary liabilities and limitations on our business practices.

We are subject to regulations and laws directly applicable to providers of Internet content and services. In addition, we will also be subject to any new laws and regulations directly applicable to our domestic and international activities. We may incur substantial liabilities for expenses necessary to defend such litigation or to comply with these laws and regulations, as well as potential substantial penalties for any failure to comply. Compliance with these laws and regulations may also cause us to change or limit our business practices in a manner adverse to our business.

We rely on third-party providers for our principal Internet connections and technologies, databases and network services critical to our properties and services, and any errors, failures or disruption in the services provided by these third parties could significantly harm our business and operating results.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. A key element of our strategy is to generate a high volume of traffic to our forums. Our ability to generate revenues will depend substantially on the number of customers who use our websites. Accordingly, the satisfactory performance, reliability and availability of our websites and network infrastructure are critical to our ability to generate revenues, as well as to our reputation. Any disruption, from natural disasters, technology malfunctions, sabotage or other factors, in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. We have little control over these third-party providers, which increases our vulnerability to disruptions or problems with their services. Any financial difficulties experienced by our providers may have negative effects on our business, the nature and extent of which we cannot predict.

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our services. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our brand, our business, and operating results.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management.  We do not maintain key person life insurance for any members of our senior management at this time.  The loss of services of our chief executive officer or any other key members of our senior management could adversely affect our business until suitable replacements can be found.  There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ such qualified personnel on acceptable terms.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the Internet industry and therefore increase the risks associated with our operations

If there are changes in regulations or user concerns regarding privacy and protection of user data, or we fail to comply with such laws, we may face claims brought against us under any of these regulations and it could adversely affect our business.

Federal, state and international laws and regulations govern the collection, use, retention, sharing and security of data that we receive from and about our users. Any failure, or perceived failure, by us to comply with regulations of privacy and protection of user data or with any data-related consent orders, Federal Trade Commission requirements or orders, or other federal, state, or international privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business. As a company that provides services over the Internet, we may be subject to a claim or class-action lawsuit brought under any of these or future laws governing online services. The successful assertion of these claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses.  Even if a claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim.  In either situation, any claims with respect to violation of privacy or user data brought against us may adversely affect our business.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of 1934 is substantial and may result in us having insufficient funds to operate our business.

We are a public reporting company in the United States and, accordingly, subject to the information and reporting requirements of the Securities Exchange Act of 1934 and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002 (Sarbanes-Oxley). We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $300,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce resources to fund our operations and may limit us in expanding our operations.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls is time consuming, difficult and costly.

It is time consuming, difficult and costly for us to maintain the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal control, and other finance staff and consultants in order to develop and implement additional internal controls and reporting procedures. If we are unable to comply satisfactorily with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley requires publicly-traded companies of a certain size to obtain.

We operate as a public company, which means we are subject to evolving corporate governance and public disclosure regulations that may result in additional expenses and continuing uncertainty regarding the application of such regulations.

Changing laws, regulations, and standards relating to corporate governance and public disclosure, including Sarbanes-Oxley and related rules and regulations, are creating uncertainty for public companies. We are presently evaluating and monitoring developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional compliance costs we may incur or the timing of such costs. These new or changed laws, regulations, and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by courts and regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Maintaining appropriate standards of corporate governance and public disclosure may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In addition, if we fail to comply with new or changed laws, regulations, and standards, regulatory authorities may initiate legal proceedings against us and our business and our reputation may be harmed.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to Owning our Common Stock:

Volatility of stock price may restrict sale opportunities.

Our stock price is affected by a number of factors, including stockholder expectations, financial results, the introduction of new products by us and our competitors, general economic and market conditions, estimates and projections by the investment community and public comments by other persons, and many other factors, many of which are beyond our control.  We may be unable to achieve analysts’ earnings forecasts, which may be based on projected volumes and sales of many product types and/or new products, certain of which are more profitable than others.  There can be no assurance that we will achieve projected levels or mixes of product sales. As a result, our stock price is subject to significant volatility and stockholders may not be able to sell our stock at attractive prices.

Our shares may have limited liquidity.

A portion of our shares of common stock will be subject to registration, and will be closely held by certain insider investors. Consequently, the public float for the shares may be highly limited. As a result, should stockholders wish to sell shares into the open market they may encounter difficulty selling large blocks of shares or obtaining a suitable price at which to sell their shares.

Our stock price may be volatile, which may result in losses to our stockholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, where our shares of common stock are quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;
•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
•	changes in operating and stock price performance of other companies in our industry;
•	additions or departures of key personnel; and
•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely.

Our management owns a substantial portion of our outstanding common stock, which enables them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Our management beneficially controls approximately 31% of our outstanding shares of common stock as of August 2, 2011.  Such concentrated control could have a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Our common shares may be thinly-traded, and our stockholders may be unable to sell at or near ask prices or at all if they need to sell their shares to raise money or otherwise desire to liquidate such shares.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market for our common shares may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, as noted above, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of significant revenues or profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Our common stock may be subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00 per share.  The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents and anticipated cash flow from operations will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we will seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The exercise of outstanding options and warrants to purchase our common stock could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants, could result in dilution in the interests of our other stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding options and warrants.  In addition, holders of the warrants have registration rights with respect to the common stock underlying such warrants, the registration of which will cause us to incur a substantial expense.

We have a substantial number of authorized common shares available for future issuance that could cause dilution of our stockholders’ interest and adversely impact the rights of holders of our common stock.

We have a total of 975,000,000 shares of common stock authorized for issuance.  As of August 2, 2011, we had 915,862,279 shares of common stock available for issuance.  We have reserved 6,085,179 shares for issuance upon the exercise of outstanding warrants held by the selling shareholders.  We may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock.  Those additional issuances of capital stock would result in a significant reduction of your percentage interest in us.  Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes is lower than the book value per share of our common stock at the time of such exercise or conversion.

The addition of a substantial number of shares of our common stock into the market or by the registration of any of our other securities under the Securities Act of 1933 may significantly and negatively affect the prevailing market price for our common stock.  The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and may grant voting powers, rights and preference that differ from or may be superior to those of the registered shares.

Our articles of incorporation allow us to issue 25,000,000 shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

The 14,790,716 shares of our common stock registered for resale by this prospectus may adversely affect the market price of our common stock.

As of August 2, 2011, there were 59,137,721 shares of our common stock issued and outstanding.  This prospectus registers for resale 14,790,716 shares of our common stock, of which 6,085,179 shares of common stock may be issued upon exercise of warrants held by the selling shareholders. Assuming all warrants were exercised, the aggregated number of shares registered for resale by means of this prospectus, or 14,790,716 shares, would represent 25% of our then issued and outstanding common stock.

We are unable to predict the potential effect that sales into the market of up to 14,790,716 shares may have on the then prevailing market price of our common stock.  On August 2, 2011, the last reported closing price of our common stock on the OTCQB was $0.70.  Our shares have only had trading activity since April 2008. It is likely that market sales of the 14,790,716 shares offered for resale pursuant to this prospectus (or for those sales even if they do not actually occur) may have the effect of depressing the market price of our common stock.  As a result, the potential resale and possible fluctuations in trading volume of such a substantial amount of our stock may affect the share price negatively beyond our control.

FORWARD-LOOKING STATEMENTS

Information in this prospectus contains “forward looking statements” which can be identified by the use of forward-looking words such as “believes”, “estimates”, “could”, “possibly”, “probably”, “anticipates”, “estimates”, “projects”, “expects”, “may”, “will”, or “should” or other variations or similar words.  No assurances can be given that the future results anticipated by the forward-looking statements will be achieved.  The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements.  Among the key factors that have a direct bearing on our results of operations are the costs and effectiveness of our operating strategy.  Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise, except to the extent required by federal securities laws. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

The risk factors discussed in “Risk Factors” beginning on page 7 of this prospectus could cause our results to differ materially from those expressed in forward-looking statements.  There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling shareholders.  Rather, the selling shareholders will receive those proceeds directly.

We will, however, receive the exercise price with respect to warrants to purchase up to 6,085,179 shares of our common stock, when and if exercised by the selling shareholders who hold them. If all the warrants are exercised, we estimate our net proceeds would be approximately $9,050,011.  However, the holders of the warrants have the option to exercise the warrants using a “cashless” exercise, in which case we would not receive any proceeds from the exercise of the warrants.  Each of the warrants includes a cashless exercise option, pursuant to which the holder thereof can exercise the warrant without paying the exercise price in cash.  If the holder elects to use this cashless exercise option, such holder will receive a fewer number of our shares than it would have received if the exercise price were paid in cash.  The number of our shares the holder of the warrants would receive in connection with a cashless exercise is determined in accordance with a formula set forth in the applicable warrant.  There can be no assurance that we will receive any payments even if all of the warrants are exercised.  Any proceeds received will be used for working capital and other general corporate purposes.

DILUTION

The selling shareholders are offering for resale common shares underlying the outstanding warrants. To the extent such warrants are exercised, the existing shareholders will experience dilution to their ownership interests in us.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling shareholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING SHAREHOLDERS

This prospectus covers the offer and sale by the selling shareholders of up to an aggregate of 14,790,716 shares of common stock, consisting of 8,705,537 shares of common stock and 6,085,179 shares underlying warrants.  The following table sets forth, to our knowledge, certain information about the selling shareholders as of August 2, 2011, the date of the table, based on information furnished to us by the selling shareholders.  Except as indicated in the footnotes or description of the private placement transactions following the table, each selling shareholder has indicated to us that it is acting individually, not as a member of a group, and none of the selling shareholders or their affiliates has held any position or office or had any other material relationship with us in the past three years.  Each of the selling shareholders have represented to us that they are not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.  The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling shareholders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 59,137,721 shares of common stock as of the date of the table.  Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

Name of Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold(1)(2)
John Hancock Small Cap Intrinsic Value Fund(3)	4,375,000	4,375,000	0	0
Capital Ventures International(4)	1,543,383	1,543,383	0	0
Anson Investments Master Fund LP(5)	681,819	681,819	0	0
Highbridge International, LLC(6)	4,772,726	4,772,726	0	0
Rodman & Renshaw, LLC(7)	399,637	399,637	0	0
Craig Schwabe(8)	114,182	114,182	0	0
Noam Rubinstein(9)	57,090	57,090	0	0
Andrew Moeck (10)	700,135	700,135	0	0
Marcus Larner (11)	409,600	409,600	0	0
Monu Joseph(12)	198,010	198,010	0	0
Michael St. Hilaire (13)	28,995	28,995	0	0
Buy.com, Inc.(14)	161,997	161,997	0	0
Battery Ventures VIII, L.P. (15)	456,161	456,161	0	0
WGI Group LLC (16)	365,700	365,700	0	0
Wendell Brown (17)	256,000	256,000	0	0
Michael J. Muellerleile (18)	272,311	270,281	2,030	0

(1)   We do not know when or in what amounts the selling shareholders may offer shares for sale. The shareholders may not sell any or all of the shares offered by this prospectus. Because the shareholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the shareholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the shareholders.
(2)   Based on 59,137,721 shares of our common stock outstanding as of August 2, 2011.
(3)   Consists of 2,500,000 shares of our common stock and 1,875,000 shares of our common stock underlying the Warrant issued to John Hancock Small Cap Intrinsic Fund. Tim Malloy is the Portfolio Manager of John Hancock Small Cap Intrinsic Fund and has voting and dispositive power over the shares beneficially owned by John Hancock Small Cap Intrinsic Fund.
(4)   Consists of 793,383 shares of our common stock and 750,000 shares of our common stock underlying the Warrant issued to Capital Ventures International. Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares.  Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI.  Mr. Kobinger disclaims any such beneficial ownership of the shares.
(5)   Consists of 681,819 shares of our common stock underlying the Warrant issued to Anson Investments Master Fund LP. Moez Kassam is the Portfolio Management of Anson Investments Master Fund LP and has voting and dispositive power over the shares beneficially owned by Anson Investments Master Fund LP.
(6)   Consists of 2,727,272 shares of our common stock and 2,045,454 shares of our common stock underlying the Warrant issued to Highbridge International, LLC. Mark Vanacore is the Managing Director of Highbridge International, LLC and has voting and dispositive power over the shares beneficially owned by Highbridge International, LLC.
(7)   Consists of 399,637 shares of our common stock underlying the Warrant issued to Rodman & Renshaw, LLC. John J. Borer is the Senior Managing Director of Rodman & Renshaw, LLC and has voting and dispositive power over the shares beneficially owned by Rodman & Renshaw, LLC.
(8)   Consists of 114,182 shares of our common stock underlying the Warrant issued to Craig Schwabe.
(9)   Consists of 57,090 shares of our common stock underlying the Warrant issued to Noam Rubinstein.
(10) Consists of 700,135 shares subject to the Securities Escrow Agreement dated June 9, 2010, which is incorporated by reference to Exhibit 10.2 our Current Report on Form 8-K filed June 10, 2010 (the “Securities Escrow Agreement”) and subject to a Lock-up Agreement dated June 9, 2010, which is incorporated by reference to Exhibit 10.4 our Current Report on Form 8-K filed June 10, 2010 (the “Escrow Lock-up Agreement”).
(11) Consists of 409,600 shares subject to the Securities Escrow Agreement and subject to the Escrow Lock-up Agreement.
(12) Consists of 198,010 shares subject to the Securities Escrow Agreement and subject to the Escrow Lock-up Agreement.
(13) Consists of 28,995 shares subject to the Securities Escrow Agreement and subject to the Escrow Lock-up Agreement.
(14) Consists of 161,997 shares of common stock underlying warrants. Neel Grover and Greg Giraudi share voting and dispositive power over securities beneficially owned by Buy.com, Inc. Neel Grover and Greg Giraudi disclaim any such beneficial ownership of the securities.
(15) The sole general partner of Battery Ventures VIII, L.P., is Battery Partners VIII, LLC, a Delaware limited liability company.  The managing members of Battery Partners VIII, LLC are Neeraj Agrawal, Michael Brown, Thomas J. Crotty, Sunil Dhaliwal, Richard D. Frisbie, Morgan M. Jones, Kenneth P. Lawler, Roger H. Lee, R. David Tabors and Scott R. Tobin, who share voting and dispositive power for the shares held by Battery Ventures VIII, L.P.  Each of Messrs. Agrawal, Brown, Crotty, Dhaliwal, Frisbie, Jones, Lawler, Lee, Tabors and Tobin disclaims beneficial ownership of the shares held of record by Battery Ventures VIII, L.P. to the extent of his respective pecuniary interest therein.
(16) Noah Goodheart and Jonah Goodheart, as co-managing members of WGI Group, LLC, share voting and dispositive powers over the securities beneficially owned by WGI Group, LLC.
(17) Consists of 256,000 shares subject to the Securities Escrow Agreement and subject to the Escrow Lock-up Agreement.
(18) Consists of 256,000 shares subject to the Securities Escrow Agreement and subject to the Escrow Lock-up Agreement, 14,281 shares held by Mr. Muellerleile not subject to the Securities Escrow Agreement and 2,030 held by Michael James Muellerleile IRA not subject to the Securities Escrow Agreement. Michael J. Muellerleile is the sole shareholder of M2 Law Professional Corporation, which serves as our legal counsel.

Private Placements

On March 3, 2011, we closed a securities purchase agreement, dated February 28, 2011, with four of the selling shareholders, John Hancock Small Cap Intrinsic Value Fund, Capital Ventures International, Anson Investments Master Fund LP and Highbridge International, LLC, and issued to those holders (i) 7,136,364 shares of our common stock at a price of $1.10 per share and (ii) five-year warrants exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. In addition, three of the selling shareholders, Rodman & Renshaw, LLC, Craig Schwabe, and Noam Rubinstein, were issued five-year warrants exercisable into 570,909 shares of common stock at an exercise price of $1.50 per share in connection with the placement agent services provided in the private placement.

On June 9, 2010, we entered into an agreement and plan of merger dated June 9, 2010 among us, Adisn, Inc., a Delaware corporation (“Adisn”) and our  wholly-owned subsidiary, Adisn Acquisition Corp. (the “Adisn Merger Agreement”), pursuant to which Adisn Acquisition Corp. merged with and into Adisn and Adisn survived as our wholly-owned subsidiary.  Pursuant to the Adisn Merger Agreement, nine of the selling shareholders, Andrew Moeck, Marcus Larner. Monu Joseph, Michael St. Hilaire, Battery Ventures VIII, L.P., WGI Group LLC, Wendell Brown and Michael J. Muellerleile were issued shares of our common stock, of which 2,684,882 shares are available for resale in this offering.  One of the selling shareholders, Buy.com, holds warrants exercisable into 161,997 shares of common stock at an exercise price of $1.02 per share that were assumed by us in connection with the our acquisition of Adisn.

To our knowledge, except for Rodman & Renshaw, LLC, Craig Schwabe, Noam Rubinstein, Andrew Moeck, Michael St. Hilaire and Michael J. Muellerleile, none of the selling shareholders or their beneficial owners:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
•	are broker-dealers or affiliated with broker-dealers.

Rodman & Renshaw, LLC is a registered broker-dealer and Craig Schwabe and Noam Rubinstein are officers of Rodman & Renshaw, LLC. Each of such persons received such warrants as compensation for investment banking services.

Andrew Moeck is the former President of Adisn, our wholly-owned subsidiary. Michael St. Hilaire is the former Vice President of Operations for Adisn.

Michael J. Muellerleile is the sole shareholder of M2 Law Professional Corporation, which serves as our legal counsel.

PLAN OF DISTRIBUTION

Selling shareholders

We are registering outstanding shares of common stock and shares of common stock issuable upon exercise of the warrants to permit the resale of such shares of common stock by the selling shareholders, from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling shareholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

Each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  Each selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act of 1933 or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933 or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

1,848,739 of the shares being registered in this offering are subject to the Securities Escrow Agreement, which restricts the sale of those shares unless and until Adisn, Inc., our wholly-owned subsidiary, generates the following amount of revenues:

•
If Adisn, Inc. generates revenues of greater than $625,000 and less than $975,000 for the twelve month period ending June 9, 2011, then the Securities Escrow Agreement provides that 924,369 of those 1,848,739 shares will be cancelled by us and that the selling shareholders may sell up to 462,185 shares during the three month period after June 9, 2011, and up to 462,185 shares during the three month period after September 9, 2011.

•
If Adisn, Inc. generates revenues of greater than $975,000 for the twelve month period ending June 9, 2011, then pursuant to the Escrow Lock-up Agreement, the selling shareholders may sell up to 924,369 shares during the three month period after June 9, 2011, and up to 924,370 shares during the three month period after September 9, 2011.

The following selling shareholders are subject to the Securities Escrow Agreement and Escrow Lock-up Agreement and may have up to the following amount of shares available for resale after the following dates if Adisn generates the above referenced revenues:

Name of Selling Shareholder	Number of Shares Available for Resale after June 9, 2011	Number of Shares Available for Resale after September 9, 2011
Andrew Moeck	350,067	350,067
Marcus Larner	204,800	204,800
Monu Joseph	99,005	99,005
Michael St. Hilaire	14,497	14,498
Wendell Brown	128,000	128,000
Michael J. Muellerleile	128,000	128,000

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 975,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, par value $.001 per share, of which 1,300,000 shares of preferred stock are designated as Series A Preferred Stock.  On  August 2, 2011, there were 59,137,721 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock. Our common stock is the only class of voting securities issued and outstanding. Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of our common shares do not have cumulative voting rights.

The holders of our common shares are entitled to dividends when and if declared by our Board of Directors from legally available funds.  The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Preferred Stock. Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common Stock, including voting rights, of the holders of our common Stock. In some circumstances, this issuance could have the effect of decreasing the market price of our common stock.

Warrants. In the private placement offering closed on March 3, 2011, we issued five-year warrants to purchase 5,352,273 shares of common stock equal to 75% of the Shares purchased in the offering, excisable at a price of $1.50 per share to certain accredited investors. The number of shares of common stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the issuance.

Rodman & Renshaw LLC ("Placement Agent") acted as our exclusive placement agent in connection with the private placement closed on March 3, 2011. to the terms of the Engagement Agreement, for the Placement Agent’s service we paid a cash placement fee equal to 8% of the aggregate purchase price paid by Investors that were placed in the Offering, and we agreed to pay a cash fee equal to 8% of the aggregate cash exercise price to be received by the Company upon the exercise of the Warrants, payable only in the event of the receipt by the Company of any proceeds of such cash exercise.  In addition, the Placement Agent received Warrants to purchase the number of shares equal to 8% of the number of purchased shares sold to Investors, which shall be exercisable at $1.50 per share. The number of shares of common stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the issuance.

Buy.com, Inc. is the holder of warrants to purchase 161,997 shares of common stock at an exercise price of $1.02 per share. Those warrants were assumed by us in connection with our acquisition of Adisn, Inc., as described below in the section entitled Business.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or our counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Michael J. Muellerleile is selling shareholder and employee of M2 Law Professional Corporation, which serves as our legal counsel. Michael J. Muellerleile owns 272,311 shares of our common stock, of which 270,281 shares are being offered in this offering.

BUSINESS

Our Background.   CrowdGather, Inc., formerly WestCoast Golf Experiences, Inc., (the “Company,” “we” or “CrowdGather”) was incorporated in the State of Nevada on April 20, 2005.

On April 2, 2008, the Company, General Mayhem LLC (“General”) and the Company’s wholly owned subsidiary, General Mayhem Acquisition Corp. (the “Acquisition Subsidiary”), closed the agreement and plan of merger, pursuant to which General merged into the Acquisition Subsidiary, with the Acquisition Subsidiary surviving, and each share of General was converted into and became one (1) share, such that former members of General were issued 26,000,000, or approximately 64.9%, of the outstanding shares at that time. Immediately thereafter, the Acquisition Subsidiary merged with and into the Company, with the Company surviving, and the Company changed its name to CrowdGather, Inc.

Our Business.  We are an Internet company that specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become one of the largest social, advertising, and user generated content networks by consolidating  existing groups of online users that post on message boards and forums. Our goal is to create the world's best user experience for forum communities, and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Part of our growth strategy includes identifying and acquiring web properties.  In the last nine months we have been researching potential opportunities to acquire online forums within targeted content and advertising verticals in our industry in order to expand our operations. In addition to the over 80 properties and 447 domain names acquired to date, we also maintain ongoing discussions with representatives of certain web properties and other companies that may be interested in being acquired by us or entering into a joint venture agreement with us.

Our network is comprised of two components: branded forum communities and third-party hosted communities that are built on one of our forum hosting platforms.  The branded communities such as rapmusic.com and anythingbutipod.com are wholly owned by us and we monetize them through a combination of text and display ads.  The third-party hosted communities comprise the majority of our revenues, traffic, and page views and are built upon one of our leading forum hosting platforms - Freeforums.org and Lefora.com.  On these sites we are usually free to monetize through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support, and hosting.  In some instances, we may derive subscription revenues in lieu of advertising revenues because the creator of the site has decided to pay us a monthly fee in exchange for providing an ad free experience for their members.  Our goal is to ultimately build an advertising network that allows for us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

Freeforums.org. On March 12, 2010, we acquired freeforums.org and certain other domain names from Phil Santoro pursuant to a website and domain name acquisition agreement.  Freeforums.org is a remotely hosted forum platform that allows anyone to create and run a free forum.

Adisn, Inc. On June 9, 2010, we acquired Adisn, Inc., a Delaware corporation (“Adisn”) pursuant to an agreement and plan of merger. Adisn now operates as our wholly-owned subsidiary. Adisn is a digital ad agency that uses relationship data from the social web to enhance targeting through their ad server technology.

Lefora Websites. On July 23, 2010, we acquired lefora.com and domain names from Team Awesome Productions, Inc. d/b/a Lefora (“Lefora”) pursuant to an asset purchase agreement and plan of reorganization. We also acquired related software rights from Lefora pursuant to a software license agreement. Lefora.com is a remotely hosted forum platform that allows anyone to create a modern looking forum for free.

Digishoptalk.com. On March 14, 2011, we acquired the domain name, website, and assets related to digishoptalk.com.  Digishoptalk.com is an online community for online digital scrapbook enthusiasts.

Rapmusic.com. On March 22, 2011, we acquired the domain name, website, and assets related to rapmusic.com.  Rapmusic.com is an online message board community for rap and hip hop music enthusiasts.

Pocketables.com. On April 14, 2011, we acquired the domain name, website, and assets related to pocketables.net.  Pocketables.net is an online forum for mobile computing device enthusiasts.

Forumer.com. On April 15, 2011, we acquired the domain name, website, and assets related to forumer.com.  Forumer.com is a remotely hosted forum platform that allows anyone to create and run a free forum.

PB Nation. On May 24, 2011, we acquired the domain name, website, and assets related to PbNation.com, one of the largest online paintball communities.

Writers.net.  On June 24, 2011, we acquired the domain name, website, and assets related to writers.net. Writers.net is an internet directory of writers, editors, publishers and literary agents.

Our Community of Online Forums. Our forum community connects what we believe is a robust and vibrant network of people sharing their questions, expertise and experiences.  We hope that this collection of forums will help users easily access relevant, dynamic, and compelling user-generated content, conversations and commerce.

Based upon current statistics from Google analytics, CrowdGather’s network of forums including all recent acquisitions have approximately 100 million monthly page views and 10 million monthly unique visitors.

Additionally, approximately 5.2 million users have registered on CrowdGather Network sites to date with 9 million monthly discussions comprising over 101 million individual replies.

Our belief is that the strong search engine rankings of many of our properties will continue to result in increased page views and registered members as we go forward.

We seek to continually add to the number of communities our website services by acquiring additional active forums, thereby increasing traffic to our site and the number of forums we host.

Revenues. We derive revenue principally from the sale of Internet advertising and sponsorships, as well as from subscription services on free forum hosting platforms and e-commerce. The Internet is an attractive forum for certain advertisers, depending on the number of users we have and a variety of other factors.  Internet advertising spending continues to increase on an annual basis.  We believe that significant revenues can be generated from online advertising both for our Company-owned sites as well as on a commission sales basis for our third-party network sites.

Sales, Marketing and Distribution. We intend to pursue direct sales with advertisers interested in exposing their products or services to our forum populations on a targeted basis.  We will work not only with direct advertisers, but also advertising networks as represented by intermediaries.  A key component of our strategy will be to customize advertising programs that are directly relevant to an advertiser, while not at odds with our online communities.  We will also allow for direct personalized advertising sales to the members of our respective forum communities who wish to market their products or services to their fellow members.

We hope to develop a widely recognized brand, which will enable us to attract, retain, and more deeply engage users, forum owners, advertisers, publishers, and developers. We believe a great brand begins with a great product, services, and content.  We focus on each step of product and services development, deployment, and management and content design to understand our offerings and how best to market them to our communities of potential and existing users. We hope to use online advertising, and we leverage our online network and our distribution partnerships to market our products and services to the right people at the right time. With continued investment in brand and product marketing, we believe we can continue to attract and engage users, advertisers, publishers, and developers.

We have also decided to develop, market, and sell products that are focused on expanding our visibility amongst owners of forums.  The first such product will be our proprietary forum Content Management System (CMS), CrowdReport™.

Competition. We operate in the Internet products, services, and content markets, which are highly competitive and characterized by rapid change, converging technologies, and increasing competition from companies offering communication, information, and entertainment services integrated into other products and media properties.

We compete for users, advertisers, publishers, and developers with many other providers of online services, including Web businesses where expertise in a particular market segment may provide a competitive advantage and with social media and networking competitors. Ad networks (such as Yahoo!’s Yahoo! Properties, Google Inc.’s “Google” Ad sense, Ad.com, and Valueclick), which create specialized marketing solutions for specific advertiser or publishers segments, also compete with us for a share of marketing budgets.

We compete with companies to attract users and developers as well as attract advertisers and publishers to our forums. The principal competitive factors relating to attracting and retaining users include the usefulness, accessibility, integration, and personalization of the forums that we offer and the overall user experience on our sites.

Many of our current and potential competitors have longer operating histories, more industry experience, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. We may not be able to compete with either the large or mid-sized companies. We are also at a significant competitive disadvantage within the Internet industry because we have limited capital resources. Our ability to compete will depend on our ability to obtain users of our products without spending any significant funds to market and promote our products.

Intellectual Property. Our intellectual property assets include domain names and websites; trademarks related to our brands, products and services; copyrights in software and creative content; trade secrets; and other intellectual property rights and licenses of various kinds. We also currently own the web domain www.crowdgather.com, which serves as our corporate website and the future home of our new forum software platform which is currently in development.  Our portfolio currently consists of over 447 domain names and approximately 80 message board communities at various stages of development.  Our corporate website (www.crowdgather.com) features a current list of our developed communities and software products.

Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org”, or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

We seek to protect our intellectual property assets through patent, copyright, trade secret, trademark and other laws of the United States and other countries, and through contractual provisions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and non-disclosure agreements with third parties with whom we conduct business in order to secure our proprietary rights and additionally limit access to, and disclosure of, our proprietary information. We consider our trademarks to be our most valuable assets and we will seek to register these trademarks in the United States and will seek to protect them. We have licensed in the past, and expect that we may license in the future, certain of our proprietary rights, such as trademark, patent, copyright, and trade secret rights to third parties.

In May 2009, we converted a provisional patent with a priority date of May, 2008 into a utility patent titled “Systems and Methods for Syndicating Content to, and Mining Content from, Internet Based Forums.”

Adisn also filed a patent with a priority date of October 9, 2008 titled “Systems and Methods for Targeted Advertising.”

Government Regulation. We are subject to regulations and laws directly applicable to providers of Internet content and services. Many laws and regulations, however, are pending and may be adopted in the United States, individual states and local jurisdictions and other countries with respect to the Internet. The federal government and some state governments have introduced or considered legislation relating to Internet usage generally, including measures relating to privacy and data security, as well as specific legislation aimed at social networking sites, such as ours.  It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could negatively affect our business. We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, security, illegal or obscene content, retransmission of media, spyware, and personal privacy and data protection apply to the Internet.  We monitor pending legislation to ascertain relevance, analyze impact and develop strategic direction surrounding regulatory trends and developments within the industry.

A number of U.S. federal laws, including those referenced below, impact our business. The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for listing or linking to third-party Websites that include materials that infringe copyrights or other rights of others. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and CDA in conducting our business. Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these regulations or limit our ability to operate certain lines of business. The Children’s Online Privacy Protection Act of 1998 (“COPPA”) prohibits web sites from collecting personally identifiable information online from children under age 13 without prior parental consent. The Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (“CAN-SPAM”) regulates the distribution of unsolicited commercial emails, or “spam.” Online services provided by us may be subject to COPPA and CAN-SPAM requirements. Congress and individual states may also consider online privacy legislation that would apply to personal information collected from teens and adults. We believe that we are in material compliance with the requirements imposed by those laws and regulations.

We are also subject to federal, state and local laws and regulations applied to businesses generally. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We do not believe that we have not been affected by any of the rules and regulations specified in this section.

Research and Development. We seek to continually enhance, expand, and launch products and features to meet evolving user, advertiser, and publisher needs for technological innovation and a deeper, more integrated experience for the online community of users. We intend to leverage our internal development efforts through technology acquisitions.  We anticipate that our internal development costs for the first generation forum networking software will approximate $1,500,000.

Our subsidiaries. In June 2010, we acquired Adisn, which operates as a wholly owned subsidiary. In July 2010, we formed CG Community Network LLC as a wholly owned subsidiary that we anticipated would operate certain of our forums. In December 2010, we wound up and dissolved CG Community Network LLC.

Employees. As of August 2, 2011, we have thirteen full time employees.  None of our employees is covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

DESCRIPTION OF PROPERTY

Property. We do not presently own any interests in real estate.

Facilities. Our executive, administrative and operating offices are leased, and consist of approximately 2,646 square feet of office space located at 20300 Venture Blvd., Suite 330, Woodland Hills, California. The term of our lease is for twelve months and expires on June 30, 2012. Our rent is $4,966 per month. We believe that our facilities are adequate for our needs.

LEGAL PROCEEDINGS

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto as filed with this prospectus.

Critical Accounting Policies and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. In addition, these accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in this Registration Statement on Form S-1.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the years ended April 30, 2010 and 2009, together with notes thereto, and our financial statements for the period ended January 31, 2011, together with notes thereto, which are included in this Registration Statement.

Overview. We are an Internet company that specializes in monetizing a network of online forums and message boards designed to engage, provide information to and build community around users. We are in the process of building what we hope will become one of the largest social, advertising, and user generated content networks by consolidating  existing groups of online users that post on message boards and forums. Our goal is to create the world's best user experience for forum communities, and world class service offerings for forum owners. We believe that the communities built around message boards and forums are one of the most dynamic sources of information available on the web because forums are active communities built around interest and information exchange on specific topics.

Our network is comprised of two segments: branded forum communities and third-party hosted communities that are built on one of our forum hosting platforms.  The branded communities, such as rapmusic.com and anythingbutipod.com are wholly owned by us and we monetize them through a combination of text and display ads.  The third-party hosted communities, which comprise the majority of our revenues, traffic, and page views, are sites built upon one of our leading forum hosting platforms - Freeforums.org and Lefora.com.  On these sites we monetize the web traffic through a combination of Internet advertising mediums at our discretion in exchange for providing free software, support, and hosting.  In some instances, we may derive subscription revenues in lieu of advertising revenues because the creator of the site has decided to pay us a monthly fee in exchange for providing an ad free experience for their members.  Our goal is to ultimately build an advertising network that allows for us to leverage the targeted demographics of the combined network in order to generate the highest advertising rates for all of our member sites.

Part of our growth strategy includes identifying and acquiring web properties.  In the last year we have been researching potential opportunities to acquire online forums within targeted content and advertising verticals in our industry in order to expand our operations. In addition to the over 80 properties and 447 domain names acquired to date, we also maintain ongoing discussions with representatives of certain web properties and other companies that may be interested in being acquired by us or entering into a joint venture agreement with us.

Our Community of Online Forums. Our forum community connects what we believe is a robust and vibrant network of people sharing their questions, expertise and experiences.  We hope that this collection of forums will help users easily access relevant, dynamic, and compelling user-generated content, conversations and commerce.

Based upon current statistics from Google analytics, CrowdGather’s network of forums is currently generating approximately 150 to 155 million monthly page views and 15 to 17 million monthly unique visitors.

Additionally, approximately 16 million users have registered on CrowdGather Network sites to date with 28 million total discussions comprising over 350 million individual replies.  While CrowdGather provides summary statistics in order to provide an indication of the scale of our properties and the growth of our network, the most important determinant of value from a business perspective is the combination of our ability to generate and increase the revenues we receive as measured per thousand page views (RPM).  We will from time to time engage in pruning our sites of inactive accounts and even sometimes removing old hosted forums that are no longer populated or active.  These activities can result in reductions of registered users, discussions, and posts but hopefully without reducing the average RPM's and total revenues generated by our properties.

Our belief is that the strong search engine rankings of many of our properties will continue to result in increased page views and registered members as we go forward.

We seek to continually add to the number of communities our website services by acquiring additional active forums, thereby increasing traffic to our site and the number of forums we host.

For the year ended April 30, 2011 as compared to the year ended April 30, 2010.

Results of Operations

Revenues. We realized revenues of $1,580,957 for the year ended April 30, 2011, as compared to revenues of $309,781 for the year ended April 30, 2010. The increased revenue is a result of increasing advertising related revenue as well as revenues of Adisn, our wholly-owned subsidiary, included only for the year ended April 30, 2011 since the date of acquisition in June 2010.

Our cost of revenue for the year ended April 30, 2011, was $775,514, as compared to cost of revenue of $0 for the year ended April 30, 2010. The cost of revenue for the year ended April 30, 2011, was directly related to the acquisition of Adisn and its revenue model which requires that we purchase ad inventory in order for us to deliver advertising campaigns on behalf of direct advertisers and their agencies.

Our gross profit for the year ended April 30, 2011, was $805,443, as compared to gross profit of $309,781 for the year ended April 30, 2010. The increase in gross profit was directly related to the increase in advertising related revenue described above.

To implement our business plan during the next twelve months, we need to generate increased revenues by expanding our online forum offerings and increasing the capabilities of our existing online forums. Our failure to do so will hinder our ability to increase the size of our operations and to generate additional revenues. If we are not able to generate additional revenues to cover our operating costs, we may not be able to expand our operations.

The addition of Adisn has contributed significantly to revenue for the fiscal year ended April 30, 2011. Subsequent to the acquisition on June 9, 2010, we began realizing revenues generated through Adisn from advertising campaigns on behalf of direct advertisers and their agencies.  Through Adisn we pursued standard display advertising business and also managed campaigns that included fixed up-front costs via the purchase of ad inventory from third parties based on the expectation that we would achieve a higher payout on a per action basis.  We negotiated advertising rates with customers and then purchased ad inventory from real-time advertising exchanges and online publishers, thus capturing the difference as gross profit.  Due to volatility involved in this advertising market, we experienced less successful conversions than we anticipated and although we achieved a positive gross profit for the fiscal ended April 30, 2011, we are no longer pursuing this aspect of the advertising market as of July 26, 2011. However, we expect to earn revenue from the utilization of Adisn’s ad server technology that will enable us to deliver vertically targeted ads to many of our hosted forum properties which cannot be effectively aggregated using commercially available ad server technology. This technology will not only help generate key analytics and tracking measures, but it also will significantly enhance our ad revenue by enabling higher value advertising campaigns.  Although some development of this technology is required prior to deployment, we expect to begin utilizing the technology by Q3 2012.  In assessing and incorporating the overall impact of Adisn, and as we do with every acquisition, we continue to seek ways to maximize revenue, streamline processes and control costs.  As part of that effort, we have merged the ad resources and best elements of the strategic approach from Adisn with our own resources and a few of our key existing personnel.  We are working toward generating the highest margin business possible for our company, and continue to generate increasing ad revenue from many of our branded and hosted forum properties.

Operating Expenses. For the year ended April 30, 2011, our operating expenses were $3,688,684 as compared to total operating expenses of $2,303,501 for the year ended April 30, 2010. The overall increase between the comparable periods of $1,385,183 is primarily due to an increase in salaries and employee related expenses, which increased from $783,636 for the year ended April 30, 2010, to $881,857 for the year ended April 30, 2011 due to increased personnel to support our acquisitions. We also increased general and administrative expenses from $1,519,865 for the year ended April 30, 2010, to $2,806,827 for the year ended April 30, 2011.

As a result of our recent capital raise of $7,850,000, as described below, we anticipate we will make acquisitions of additional web properties, which will result in our future monthly operating expenses in 2011 increasing from our current expense levels. In addition, we may incur additional costs relating to newly acquired websites. We will continue to incur significant general and administrative expenses, but also expect to generate increased revenues after further developing our business.

Other Income (Expense). For the year ended April 30, 2011, we had other income (net) of $71,813 consisting of interest income of $2,590, interest expense of $4,405, and gain on settlement of debt of $73,628.  By comparison, for the year ended April 30, 2010, we had other expense (net) of $1,435,174 consisting of interest income of $1,984, interest expense of $146,230, interest expense for debt discount amortization of $727,357, and loss on extinguishment of debt of $563,571.

Net Loss.  For the year ended April 30, 2011, our net loss was $2,812,228, as compared to a net loss of $3,429,694 for the year ended April 30, 2010.

Liquidity and Capital Resources. Our total assets were $17,306,181 as of April 30, 2011, which consisted of cash of $6,667,901, accounts receivable of $243,917, prepaid expenses of $49,729, property and equipment with a net value of $172,751, and intangible assets of $5,811,707, represented by our domain names and other intellectual property owned and goodwill of $4,360,176 related to our acquisition of Adisn. By comparison, as of April 30, 2010, our total assets were $2,695,631, which consisted of cash of $589,408, accounts receivable of $25,615, prepaid expenses of $17,224, property and equipment with a net value of $82,721, and intangible assets of $1,980,663.

Our current liabilities as of April 30, 2011 totaled $159,951, compared to our current liabilities as of April 30, 2010, which totaled $207,697. The decrease in current liabilities between the two periods is primarily due to the payment of accounts payable vendors within a shorter time frame as well as the reduction of accrued payroll and benefits.  We had no other liabilities and no long-term commitments or contingencies at April 30, 2011.

As of April 30, 2011, we had cash of $6,667,901. As discussed below, we received $7,850,000 in proceeds from sales of our common stock in March 2011. We estimate that our cash on hand will be sufficient for us to continue and expand our current operations for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could differ as a result of a number of factors.  Based on our projections for fiscal year 2012 and our pipeline of acquisition targets, we believe we have sufficient capital to achieve cash flow break even without having to seek additional funds and investment.  However, in the event we do not achieve our milestones as anticipated, we may need to raise additional capital to sustain our operations and to expand our business to operate profitably.  In the event that we are unable to raise additional capital or borrow additional funds, we may be forced to undertake significant cost reductions or curtail operations.

On September 1, 2010, we issued 142,857 shares to a foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $100,000.

On October 25, 2010, we sold 1,300,000 shares of Series A Preferred Stock (“Preferred Shares”) to two foreign investors in exchange for $1,300,000, or $1.00 per share. On March 15, 2011, our Series A preferred stockholders converted all of the Preferred Shares into 2,600,000 shares of common stock at the conversion rate of $0.50 per share pursuant to their respective subscription agreements.

On January 7, 2011, we issued 499,999 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $350,000.

On March 3, 2011, we closed a securities purchase agreement, dated February 28, 2011, with certain institutional investors and issued to these investors (i) 7,136,364 shares of our common stock at a price of $1.10 per share and (ii) five-year warrants exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. These warrants are exercisable for five years after the initial exercise date of September 4, 2011. The total subscription proceeds were $7,850,000 less expenses of approximately $666,500 for net proceeds of $7,183,500. On that same date and in connection with the closing, we also issued five-year warrants to purchase 570,910 shares at an exercise price of $1.50 per share to the placement agent.

The majority of our research and development activity is focused on development of our proprietary software systems such as our forum advertising server. We expect to invest under $50,000 for research and development over the next 12 months.

We do not anticipate that we will purchase any significant equipment except for computer equipment and furniture which we anticipate will cost approximately $50,000 over the next twelve months.

We do not anticipate any significant changes in the number of employees unless we significantly increase the size of our operations. We believe that we do not require the services of additional independent contractors to operate at our current level of activity. However, if our level of operations increases beyond the level that our current staff can provide, we may need to supplement our staff in this manner.

Contractual Obligations and Reserves

None.

Off-balance Sheet Arrangements.

We had no off-balance sheet arrangements at April 30, 2011.

MANAGEMENT

Executive Officers and Directors. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The following table sets forth information regarding our executive officer and directors.

Name	Age	Position
Sanjay Sabnani	40	Chairman, CEO, President, Secretary and Director
Gaurav Singh	34	Chief Financial Officer
Jonathan R. Dariyanani	40	Director
James A. Sacks	45	Director
Chuck Timpe	64	Director

Sanjay Sabnani. Sanjay Sabnani is our Chairman, Chief Executive Officer, President, and Secretary since April 2, 2008 and became one of our directors shortly thereafter. Mr. Sabnani founded General Mayhem, LLC in May 2004. While building General Mayhem, LLC’s operations and network communities Mr. Sabnani has served senior executive roles in several public companies including: executive vice president, strategic development at Hythiam, Inc. (now Catasys Inc.; NASDAQ:CATS) from April 2004 to December 2007; and president and director at Venture Catalyst, Inc. (NASDAQ:VCAT), from July 1999  to November 2000. Mr. Sabnani assisted in raising over $200 million in public equity financing for these companies, and served as the chief strategist and communicator for these businesses during his tenure with each. In addition, Mr. Sabnani has served as chairman of the board of two distinguished non-profits: Artwallah (arts festival); and TiE SoCal (venture capital networking).Mr. Sabnani was also the founder of a California charity, EndDependence (scholarships for addiction treatment). Mr. Sabnani received his BA in English Literature from UCLA in 1999.  Mr. Sabnani is not an officer or director of any other reporting company.

Gaurav Singh. Mr. Singh began working with us in April 2008 and was appointed to his current position as Chief Financial Officer in November 2008.  Prior to that, Mr. Singh was the director of finance for MD Synergy LLC from 2007 to 2008; from 2002 to 2006, he was controller, and then administrator for Specialty Surgical Center. Mr. Singh holds a masters degree in business administration from the Anderson School at UCLA, earned in 2002, and a bachelor’s degree in business studies from the Delhi University, earned in 1997. Mr. Singh is not an officer or director of any other reporting company.

Jonathan R. Dariyanani. Mr. Dariyanani has been a member of our Board of Directors since September 2008. Mr. Dariyanani has been the principal of Zoma Law Group/Zoma Ventures in New York since 1999.  From 2003 to 2004, Mr. Dariyanani also served as the director of ESL for Leapfrog Enterprises, Inc.  From 1997 to 1999, he was an associate attorney at the Palo Alto, California office of Wilson Sonsini Goodrich and Rosati.  Mr. Dariyanani is licensed to practice law in California. Mr. Dariyanani holds a Juris Doctor from Duke University, earned in 1997, and a bachelor’s degree in legal studies from the University of California at Berkeley, which he earned in 1993.  Mr. Dariyanani is not an officer or director of any other reporting company.

James A. Sacks. Mr. Sacks has been a member of our Board of Directors since September 2008. Mr. Sacks founded JAS Holdings in 2001, which provides contract sales services for medical business process outsourcing providers. From 1995 to 2000, Mr. Sacks was a registered securities principal for Joseph Charles & Associates.  From 2000 to 2001, he served as a principal and the corporate secretary for Metropolitan Capital Partners.  In 2002, he also served as a registered securities principal for West Park Capital. Mr. Sacks is not an officer or director of any other reporting company.

Chuck Timpe. Mr. Timpe has been a member of our Board of Directors since May 2009. Mr. Timpe is a seasoned director and financial executive and has served as a director and chairman of the audit committee since 1998 for IPC The Hospitalist Company (IPCM – NASDAQ) and as an advisor to CrowdGather since October 2008. From June 2003 to November 2008, Mr. Timpe served as the chief financial officer of Hythiam, Inc. (now Catasys Inc.; CATS—NASDAQ). Prior to joining Hythiam, Mr. Timpe was chief financial officer, from its inception in February 1998 to June 2003, of Protocare, Inc., a clinical research and pharmaceutical outsourcing company which merged with Radiant Research, Inc. in March 2003. Previously, he was a principal in two private healthcare management consulting firms he co-founded, chief financial officer of National Pain Institute, treasurer and corporate controller for American Medical International, Inc. (now Tenet Healthcare Corp.; THC—NYSE), and a member of Arthur Andersen, LLP’s healthcare practice, specializing in public company and hospital system audits. Mr. Timpe is currently a business consultant. Mr. Timpe received his B.S. from University of Missouri, School of Business and Public Administration, and is a certified public accountant (inactive).

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the Board of Directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, directors receive no cash compensation.

There is no family relationship between any of our officers or directors.  There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Committees. Our Board of Directors does not currently have a compensation committee or nominating and corporate governance committee because, due to the Board of Director’s composition and our relatively limited operations, the Board of Directors is able to effectively manage the issues normally considered by such committees. Our Board of Directors may undertake a review of the need for these committees in the future.

Security holders may send communications to our Board of Directors by writing to 20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364, attention Board of Directors.

Audit Committee and Financial Expert.  On November 19, 2010, we adopted an Audit Committee Charter and appointed Chuck Timpe and James Sacks as members of the Audit Committee. Chuck Timpe is our Audit Committee chairman and financial expert.

Our Audit Committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) approving fees for the independent auditor and any outside advisors engaged by the audit committee. The Audit Committee Charter is filed as Exhibit 99.2 to our Report on Form 8-K filed on November 22, 2011.

Code of Ethics.  On November 19, 2010, we adopted a Code of Conduct and Ethics (the “Ethics Code”) that applies to our directors and employees, including our principal executive officer and principal financial and accounting officer, respectively. The Ethics Code is filed as Exhibit 14.1 to our Report on Form 8-K filed on November 22, 2010. A written copy of the Code is available on our website at www.crowdgather.com .

EXECUTIVE COMPENSATION

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended April 30, 2011 and 2010.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year Ended April 30	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Sanjay Sabnani CEO, President, Secretary	2011	163,384	0	0	157,880	0	0	0	325,984
	2010	162,000	0	0	0	0	0	0	162,000
Gaurav Singh, CFO, Treasurer	2011	127,615	0	0	0	0	0	0	127,615
	2010	126,000	0	0	0	0	0	0	126,000

Employment Contracts and Termination of Employment. We do not currently have an employment contract with Sanjay Sabnani, our CEO, President, and Secretary. We have an employment contract with Gaurav Singh, CFO and Treasurer, which provides the following compensation to Mr. Singh in the event of termination of employment (as a result of resignation or retirement):

1.
If terminated without Good Cause (as defined below), Gaurav Singh is entitled to one month of severance pay equal to one month of his base salary during the first six months of employment and severance pay equal to three months of his base salary in cash, restricted Company stock or some combination thereof, as determined in the sole discretion of the Company if terminated after six months of employment.

A termination shall be for “Good Cause” if the officer, in the subjective good faith opinion of the Company, shall

1.	Commit and act of fraud, moral turpitude, misappropriation of funds or embezzlement;
2.	Breach his/her fiduciary duty to the Company, including, but not limited to, acts of self-dealing (whether or not for personal profit);
3.	Materially breach this agreement , the confidentiality agreement, or the Company’s written Code of Ethics as adopted by the Board of Directors;
4.	Willful, reckless or grossly negligent violation of any applicable state or federal law or regulation; or
5.
Fail to or refuse (whether willful, reckless or negligent) to substantially perform the responsibilities and duties specified herein (other than a failure caused by temporary disability); provided, however, that no termination shall occur on that basis unless the Company first provides his/her with written notice to cure; the notice to cure shall reasonably specify the acts or omissions that constitute his/her failure or refusal to perform his/her duties, and he/she shall have reasonable opportunity (not to exceed 10 days after the date of notice to cure) to correct his/her failure or refusal to perform his/her duties; termination shall be effective as of the date of written notice to cure.

Outstanding Equity Awards at Fiscal Year-end. As of July 26, 2011, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Sanjay Sabnani CEO, President, and Secretary	325,000	75,000	400,000	$1.49	06/20/2018	0	0	0	0
Sanjay Sabnani CEO, President, and Secretary	25,000	175,000	200,000	$1.16	03/21/2021	0	0	0	0
Gaurav Singh CFO, Treasurer	75,000	75,000	150,000	$1.00	05/09/2018	0	0	0	0
Gaurav Singh CFO, Treasurer	20,625	9,375	30,000	$1.50	11/17/2018	0	0	0	0

On May 9, 2008, the Board of Directors granted 400,000 options with an exercise price of $1.00 per share to Gaurav Singh. On June 20, 2008, the Board of Directors granted 400,000 options with an exercise price of $1.49 per share to Sanjay Sabnani. On November 17, 2008, the Board of Directors granted 30,000 options with an exercise price of $1.50 per share to Gaurav Singh. On March 21, 2011, the Board of Directors granted 200,000 options with an exercise price of $1.16 per share to Sanjay Sabnani.

All of the options specified above vest as follows: 1/8 of total vests after 180 days after grant; remaining to vest at the rate of 1/16 of the total every 90 days thereafter, over 4 years.  The options granted expire 10 years after the date of grant.

There were the following exercises of stock options by our above named executive officers during the year April 30, 2011:

•
On November 26, 2010, Gaurav Singh exercised options to purchase 225,000 shares of common stock at an exercise price $1.00 per share based on a closing price of $1.29, which pursuant to net exercise resulted in an issuance of 50,581 shares of common stock to Mr. Singh.

•
On December 22, 2010, Gaurav Singh exercised options to purchase 25,000 shares of common stock at an exercise price $1.00 per share based on a closing price of $1.44, which pursuant to net exercise resulted in an issuance of 7,639 shares of common stock to Mr. Singh.

Director Compensation. Our directors received the following compensation for their service as directors during the fiscal year ended April 30, 2011:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Sanjay Sabnani, director	0	0	0	0	0	0	0
Jonathan Dariyanani director	0	0	172,860	0	0	0	162,600
James Sacks, director	0	0	172,860	0	0	0	162,600
Chuck Timpe, director	0	0	0	0	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of August 2, 2011 by:

•	each person or group known by us to beneficially own more than 5% of our outstanding common stock;
•	each director;
•	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” above; and
•	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of  August 2, 2011, through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after  August 2, 2011, are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of  August 2, 2011, and after giving effect to the issuances described above, there were 59,137,721 shares of common stock issued and outstanding

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (3)

Common Stock	Sanjay Sabnani 20300 Ventura Blvd, Suite 330 Woodland Hills, CA 91364	17,540,750 shares (1) CEO, President, Secretary, Treasurer and director	29.66%
Common Stock	Typhoon Capital Consultants, LLC (2) 19069 Braemore Road Northridge, California 91326	16,210,550 shares 5% Owner	27.41%
Common Stock	Gaurav Singh c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	303,264 shares (4), CFO	*
Common Stock	Jonathan R. Dariyanani c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	25,000 shares (5), Director	*
Common Stock	James A. Sacks c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	200,000 shares (6), Director	*
Common Stock	Chuck Timpe c/o 20300 Ventura Blvd. Suite 330 Woodland Hills, California 91364	217,191 shares (7) Director	*
Common Stock	All directors and named executive officers as a group	18,286,205 shares	30.92%
* Denotes less than 1%.

(1) Includes 16,210,550 shares, which are held by Typhoon Capital Consultants, LLC, of which Sanjay Sabnani is the beneficial owner, 70,200 shares, which are held by Sabnani IRA, of which Sanjay Sabnani is the beneficial owner, 350,000 shares of common stock underlying options granted to Mr. Sabnani and 900,000 shares held by Sabnani Children Income Trust, of which Sanjay Sabnani may be deemed to have beneficial ownership due to his spouse's role as sole trustee for this trust. Mr. Sabnani disclaims beneficial ownership of those 900,000 shares, except as to his pecuniary interest therein. Does not include 250,000 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of August 2, 2011.
(2) Sanjay Sabnani holds voting and dispositive power over the shares of Typhoon Capital Consultants, LLC.
(3) Based on 59,137,721 common shares issued as of August 2, 2011.
(4) Includes 200,000 shares of common stock held of record by Gaurav Singh and 95,625 shares of common stock underlying options granted to Mr. Singh. Does not include 84,375 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of August 2, 2011.
(5) Does not include 175,000 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of August 2, 2011.
(6) Includes 175,000 shares of common stock held of record by James A. Sacks and 25,000 shares of common stock underlying options granted to Mr. Sacks.  Does not include 175,000 shares issuable upon the exercise of option which have been granted but will not vest within 60 days of August 2, 2011.
(7) Includes 20,000 shares of common stock held of record by Chuck Timpe and 197,191 shares of common stock underlying options granted to Chuck Timpe. Does not include 137,809 shares issuable upon the exercise of options which have been granted but will not vest within 60 days of August 2, 2011.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information. Our common stock is quoted on the OTC Bulletin Board and OTCQB under the symbol “CRWG.”  For the periods indicated below, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	High ($)	Low ($)
Fiscal Year 2011
First Quarter	$1.33	$0.90
Second Quarter	$1.13	$0.87
Third Quarter	$1.88	$0.87
Fourth Quarter	$1.55	$0.80

Fiscal Year 2010
First Quarter	$0.95	$0.70
Second Quarter	$1.53	$0.85
Third Quarter	$1.57	$1.20
Fourth Quarter	$2.25	$1.04

These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Stock Split.

In March 2008, we effected a 13-for-1 forward stock split of our common stock. All share numbers presented in this filing reflect the stock split.

Options/Warrants.

As of April 30, 2011, we had outstanding the following options or warrants to purchase, and securities convertible into, shares of our common stock:

•
Options to purchase 3,678,750 shares of our common stock issued under our existing stock option plan.  All options are subject to vesting requirements.  Exercise prices of the options range from $0.80 to $1.55.

• Warrants to purchase 5,923,182 shares of our common stock at an exercise price of $1.50 per share, of which shares issuable upon exercise of these warrants are included in this prospectus.
•	Warrants to purchase 161,997 shares of our common stock at an exercise price of $1.02 per share, of which shares issuable upon exercise of these warrants are included in this prospectus.
•	Warrants to purchase 773,619 shares of our common stock with exercise prices of the warrants range from $0.95 to $1.68.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies.

The SEC has adopted certain amendments to Rule 144 prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We have satisfied the preceding requirements and as a result, pursuant to Rule 144, our shareholders may be able to sell their shares freely without registration. However, if we fail to file all our Exchange Act reports, our shareholders will not be able to sell their shares pursuant to Rule 144.

Holders.

The approximate number of stockholders of record at August 2, 2011 was 67.   The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

Dividends.

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

Penny Stock Regulation.

Shares of our common stock are subject to rules adopted the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” price;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan.

CrowdGather, Inc. 2008 Stock Option and Award Plan

On May 9, 2008, our Board of Directors approved the CrowdGather, Inc. 2008 Stock Option Plan (the “Plan”). The Plan was ratified by our shareholders on September 26, 2008.  The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

The Board of Directors, acting as a compensation committee (the Committee) will generally administer the Plan. The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan.

The Committee may delegate certain administrative duties associated with the Plan to our officers, including the maintenance of records of the awards and the interpretation of the terms of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to our executive officers, provided that such subcommittee or executive officers cannot be authorized to grant awards to executive officers.

Awards under the Plan may be granted to any person who is (i) an employee of ours, (ii) a non-employee member of the Board of Directors or the board of directors of any of our subsidiaries, or (iii) a consultant who provides services to us; provided that stock appreciation rights and non-qualified stock options shall be granted only to persons as to which we are the “service recipient,” as such term is defined in Section 409A of the Internal Revenue Code.

The Plan will terminate on May 9, 2018, unless all shares available for issuance have been issued, the Plan is earlier terminated by the Board of Directors or the Committee, or the Plan is extended by an amendment approved by our shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the Plan prior to the termination date may extend beyond the end of such period through the award’s normal expiration date.

The aggregate number of shares of the common stock authorized for issuance as awards under the Plan is 12,000,000. The maximum aggregate number of shares of common stock subject to stock options, stock appreciation rights, restricted stock or stock unit awards which may be granted to any one participant in any one year under the Plan is 1,000,000.

Under the Plan, the Committee can grant stock options, stock appreciation rights, restricted stock, stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the Plan. Subject to the limitations set forth in the Plan, the terms and conditions of each award shall generally be governed by the particular document or agreement granting the award. The terms and conditions set forth in an award agreement may include, as appropriate:

•	deemed issuance date;
•	expiration date;
•	number of shares covered by the award;
•	number of shares covered by the award;
•	acceptable means of payment;
•	price per share payable upon exercise;
•	applicable vesting schedule;
•	individual performance criteria;
•	company or group performance criteria;
•	continued employment requirement;
•	transfer restrictions; or
•	any other terms or conditions deemed appropriate by the Committee, in each case not inconsistent with the Plan.

Stock Options and Stock Appreciation Rights. The holder of an option will be entitled to purchase a number of shares of common stock at an exercise price not less than 100% of the fair market value of a share on the date of grant during a specified time period, as determined by the Committee. The option exercise price shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned shares. Other than in connection with a change in our capitalization, the exercise price of an option may not be reduced without shareholder approval.

The holder of a stock appreciation right will be entitled to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of shares equal to or otherwise based on the excess of the market value of a share at the time of exercise over the exercise price of the right.

Restricted Stock and Stock Units. The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Committee and subject to forfeiture to us if the holder does not satisfy certain requirements (including, for example, continued employment with us) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with us until such future date).

Performance Awards.   Performance stock or cash awards may be granted by the Committee at its sole discretion, upon the attainment of performance goals as set by the Committee.  The maximum number of shares that may be granted in any calendar year may not exceed 500,000 shares of common stock; cash awards may not exceed $500,000.

Unless otherwise provided by the Committee, awards under the Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

In the event of any stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event, the Committee is entitled to appropriately and equitably adjust the number and kind of shares or other securities which are subject to the Plan or subject to any award under the Plan.

Subject to any restrictive terms which may be set forth in award agreements, in the event we are a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by us (if we are a surviving corporation) for accelerated vesting and accelerated expiration, or for settlement in cash.

The Board of Directors may generally amend or terminate the Plan as determined to be advisable. Shareholder approval may also be required for certain amendments pursuant to the Internal Revenue Code, the rules of any market in which we participate, or rules of the SEC. No amendment or alteration of the Plan may be made which would impair the rights of any participant under any outstanding award, without such participant’s consent, provided that no consent is required with respect to any amendment or alteration if the Committee determines that such amendment or alteration is either:

•	required or advisable in order for us, the Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or
•	not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

A copy of the Plan is attached as Exhibit 10.1 to our report on Form 8-K filed on June 23, 2008, and is incorporated herein by reference. The foregoing description of the Plan is a summary of the material terms only and is qualified in its entirety by reference to such exhibit.

The table below includes the following information as of April 30, 2011, for CrowdGather, Inc. 2008 Stock Option and Award Plan.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,678,750	$1.13	8,321,250
Equity compensation plans not approved by security holders	0	0	0
Total	3,678,750	$1.13	8,321,250

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions.

On July 8, 2008, we issued a convertible promissory note to one of our shareholders for $500,000.  The convertible note was due in one year, or upon default, whichever is earlier, with interest at an annual rate of 8%.  The convertible note had a mandatory conversion feature by which it would automatically convert to shares of our common stock immediately before the closing of our next transaction or series of related transactions in which we sell equity securities in an amount equal to or greater than $2,000,000. The holder of the convertible note would receive shares at a rate that represents a discount of 15% to the price per share in the equity financing. In connection with the issuance of the convertible note, we also agreed that the holder would be entitled to a grant of warrants in an amount to be determined at the time of equity financing.

On September 25, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $200,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.50 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On October 31, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $170,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.50 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On December 3, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $110,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.40 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On January 9, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $90,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.25 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On February 11, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $60,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $0.90 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On March 10, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $32,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $0.70 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000.

On May 21, 2009, we closed a private offering of 18-month secured convertible debentures.  As part of the initial closing $150,000 of the above convertible notes was repaid and the remaining balance of all of the above convertible notes plus accrued interest of approximately $62,000 were exchanged for an 18 month secured convertible debenture. In connection with the initial closing, we granted warrants to purchase an aggregate of up to 1,599,997 shares of our common stock, exercisable at $0.70 per share.

On April 8, 2009 we issued a promissory note to our majority shareholder for $50,000, due 60 days from the date of the note.  In the event the note was not repaid in the 60 day period, interest at 10% would accrue for two years.  The note was repaid May 29, 2009.

On May 4, 2009, we issued a promissory note to our majority shareholder for $54,000, due in 60 days from the date of the note.  In the event the note was not repaid in the 60 day period, interest at 10% would accrue for two years. The note was subsequently repaid on May 29, 2009.

On February 27, 2010, we issued 1,004,875 shares of our common stock to one foreign institutional investor who elected to convert an 18-month secured convertible debenture that was issued in May 2009.  The investor converted the debenture in the principal amount of $1,300,000 together with accrued interest of $80,066 for a total of $1,380,066, into 1,004,875 shares of our common stock, or approximately $1.37 per share.  On the same date, we also issued 903,038 shares to a second foreign institutional investor who elected to convert two debentures that were issued in May 2009.  The investor converted one debenture in the principal amount of $532,500 together with accrued interest of $32,796 for a total of $565,296, into 484,250 shares of our common stock, or approximately $1.17 per share.  The investor also converted a second debenture in the principal amount of $541,783 together with accrued interest of $33,368, for a total of $575,151, into 418,788 shares of our common stock, or approximately $1.37 per share.

On February 27, 2010, we issued 285,715 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $200,000.  On the same date, we also issued 671,426 shares to the second foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $470,000.

On October 31, 2010, we issued 314,286 shares of our common stock to one foreign institutional investor pursuant to the anti-dilution provisions of the subscription agreement dated February 3, 2010 between us and that investor.

On February 25, 2011, we issued 471,429 shares of our common stock to one foreign institutional investor pursuant to the anti-dilution provisions of the subscription agreement dated April 29, 2010 between us and that investor.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the SEC, where required;
•	obtain disinterested directors’ consent; and
•	obtain shareholder consent where required.

Director Independence.  We believe that Jonathan R. Dariyanani, James A. Sacks and Chuck Timpe are independent members of our Board of Directors as that term is defined by defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Indemnification. Articles 7 and 8 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article VIII of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

During fiscal years 2009 and 2008, and the subsequent interim period through January 29, 2010, neither we nor anyone on our behalf engaged Quintanilla regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except as specified below.

On April 2, 2008, we dismissed Dale Matheson Carr-Hilton Labonte, LLP (“Dale Matheson”) as our principal accountant effective on such date, and we appointed Mendoza Berger & Company, LLP (“Mendoza”) as our new principal accountant.  Dale Matheson’s report on our financial statements for fiscal years 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern.  The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2006 and 2007, and the subsequent interim period through April 2, 2008, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of  Dale Matheson, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-K.

During fiscal years 2006 and 2007, and the subsequent interim period through April 2, 2008, we nor anyone on our behalf engaged Mendoza regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On January 29, 2010, we dismissed Mendoza as our independent public accountant effective on such date. The reports of Mendoza on our financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. We engaged Quintanilla Accountancy Corporation (“Quintanilla”) as our new independent public accountant effective as of January 29, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2009 and 2008, and the subsequent interim period through January 29, 2010, the date of dismissal, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During fiscal years 2009 and 2008, and the subsequent interim period through January 29, 2010, neither we nor anyone on our behalf engaged Quintanilla regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On March 15, 2010, we dismissed Quintanilla as our independent public accountant effective on such date. Quintanilla was our independent public accountant from January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal. We engaged Kelly & Company (“Kelly”) as our new independent registered public accountant effective as of March 15, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal, Quintanilla did not issue any reports on our financial statements, and, therefore, there were no reports issued with adverse opinions or a disclaimer of opinion, and there were no reports issued which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From January 29, 2010, the date of appointment, until March 15, 2010, the date of dismissal, there were no disagreements with Quintanilla on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Quintanilla, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During fiscal years 2009 and 2008, and the subsequent interim period through March 15, 2010, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

On April 30, 2010, we dismissed Kelly and Company (“Kelly”) as our independent registered public accountant effective on such date. Kelly was the independent registered public accountant for us from March 15, 2010, the date of appointment, until April 30, 2010, the date of dismissal. We engaged Q Accountancy Corporation (“QAC”) as our new independent registered public accountant effective as of April 30, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

From March 15, 2010, the date of appointment, until April 30, 2010, the date of dismissal, Kelly did not issue any reports on our financial statements and therefore there were no adverse opinions or a disclaimer of opinion, and there were no reports which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From March 15, 2010, the date of appointment, until April 30, 2010, the date of dismissal, there were no disagreements with Kelly on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Kelly, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

During fiscal years 2009 and 2008, and the subsequent interim period through April 30, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by M2 Law Professional Corporation, located in Newport Beach, California.

EXPERTS

Our financial statements for years ended April 30, 2011 and 2010 appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such report given upon the authority of Q Accountancy Corporation as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the SEC pursuant to the Securities Act of 1933.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We are required to file reports and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Crowdgather, Inc.

We have audited the accompanying consolidated balance sheets of Crowdgather, Inc. as of April 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crowdgather, Inc. as of April 30, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Q Accountancy Corporation

Laguna Hills, California
July 28, 2011

CROWDGATHER, INC.
 CONSOLIDATED BALANCE SHEETS

	April 30, 2011	April 30, 2010
ASSETS
Current assets
Cash	$6,667,901	$589,408
Accounts receivable	243,917	-
Advance to employee	-	25,615
Prepaid expenses and deposits	49,729	17,224

Total current assets	6,961,547	632,247

Property and equipment, net of accumulated depreciation of $140,804 and $62,849, respectively	172,751	82,721

Intangible assets, net of accumulated amortization of $30,940 and $0, respectively	5,811,707	1,980,663
Goodwill	4,360,176	-

Total assets	$17,306,181	$2,695,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$82,805	$103,193
Accrued vacation	13,111	40,633
Other accrued liabilities	64,035	63,871

Total current liabilities	159,951	207,697

Stockholders’ equity
Preferred Series A stock, $0.001 par value, 25,000,000 shares authorized,-0- shares issued and outstanding	-	-
Common stock, $0.001 par value, 975,000,000 shares authorized, 57,089,408 and 39,822,748 issued and outstanding, respectively	57,089	39,823
Common stock obligation	3,784,322	-
Additional paid-in capital	22,432,597	8,763,661
Accumulated deficit	(9,127,778)	(6,315,550)

Total stockholders’ equity	17,146,230	2,487,934

Total liabilities and stockholders’ equity	$17,306,181	$2,695,631

See accompanying notes to financial statements.

CROWDGATHER, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED APRIL 30, 2011 AND 2010

	2011	2010

Revenue	$1,580,957	$309,781

Cost of revenue	775,514	-

Gross profit	805,443	309,781

Operating expenses
Payroll and related expenses	881,857	783,636
General and administrative	2,806,827	1,519,865
Total operating expenses	3,688,684	2,303,501

Loss from operations	(2,883,241)	(1,993,720)

Other income (expense):
Interest income	2,590	1,984
Interest expense	(4,405)	(146,230)
Interest expense, debt discount amortization	-	(727,357)
Gain (loss) on settlement of debt	73,628	(563,571)
Other income (expense), net	71,813	(1,435,174)

Net loss before provision for income taxes	(2,811,428)	(3,428,894)

Provision for income taxes	800	800

Net loss	$(2,812,228)	$(3,429,694)

Weighted average shares outstanding- basic and diluted	44,904,994	41,190,817

Net loss per share – basic and diluted	$(0.06)	$(0.08)

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
APRIL 30, 2011 AND 2011

	Preferred Series A		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Issuance Obligation	Paid-in Capital	Accumulated Deficit	Total

Balance, April 30, 2009	-	$-	40,684,818	$40,685	$-	$2,205,115	$(2,885,856)	$(640,056)

Shares issued for cash, net of fees	-	-	1,671,426	1,671	-	1,379,412	-	1,381,083

Shares issued for services	-	-	156,000	156	-	122,004	-	122,160

Shares issued for conversion of debt and interest expense	-	-	1,907,913	1,908	-	2,518,605	-	2,520,513

Shares issued for purchase of intangible asset	-	-	403,305	403	-	594,597	-	595,000

Amortization of stock options	-	-	-	-	-	648,000	-	648,000

Debt discount and convertible feature	-	-	-	-	-	727,357	-	727,357

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
APRIL 30, 2011 AND 2011

	Preferred Series A		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Issuance Obligation	Paid-in Capital	Accumulated Deficit	Total

Loss on debt extinguishment	-	$-	-	$-	$-	$563,571	$-	$563,571

Shares cancelled into treasury	-	-	(5,000,000)	(5,000)	-	5,000	-	-

Net (loss) for the year ended April 30, 2010	-	-	-	-	-	-	(3,429,694)	(3,429,694)

Balance, April 30, 2010	-	-	39,823,462	39,823	-	8,763,661	(6,315,550)	2,487,934

Shares issued for cash, net of fees	1,300,000	1,300	8,564,935	8,565	-	8,913,999	-	8,923,864

Shares issued for services	-	-	380,204	380	384,600	475,020	-	860,000

Shares issued for prepaid expenses	-	-	18,000	18	-	15,642	-	15,660

Shares issued for accrued liabilities	-	-	16,437	16	-	29,984	-	30,000

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
APRIL 30, 2011 AND 2011

	Preferred Series A		Common Stock		Common Stock
	Shares	Amount	Shares	Amount	Issuance Obligation	Paid-in Capital	Accumulated Deficit	Total

Shares issued for purchase of intangible assets	-	-	5,508,610	5,509	3,399,722	3,604,569	-	7,009,800

Exercise of stock options	-	-	177,760	178	-	17,022	-	17,200

Conversion of shares	(1,300,000)	(1,300)	2,600,000	2,600	-	(1,300)	-	-

Amortization of stock options	-	-	-	-		614,000	-	614,000

Net (loss) for the year ended April 30, 2011	-	-	-	-		-	(2,812,228)	(2,812,228)

Balance, April 30, 2011	-	-	57,089,408	$57,089	$3,784,322	$22,432,597	$(9,127,778)	$17,146,230

See accompanying notes to financial statements.

CROWDGATHER, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
APRIL 30, 2011 AND 2010

	2011	2010
Cash flows from operating activities:
Net loss	$(2,812,228)	$(3,429,694)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization
Stock-based compensation	89,887	33,763
Stock issued for services	614,000	648,000
Stock issued for interest expense	860,000	122,160
Amortization of debt discount	-	146,230
Loss on extinguishment of debt	-	727,357
Changes in operating assets and liabilities:	-	563,571
Accounts receivable
Advance to employee	(178,078)	-
Prepaid expenses and deposits	25,615	(25,615)
Accounts payable and accrued liabilities	(12,203)	(8,752)
Unearned revenue	(481,975)	152,790
	-	(12,500)

Net cash used in operating activities	(1,894,982)	(1,082,690)

Cash flows from investing activities:
Purchase of property and equipment	(107,450)	(32,533)
Purchase of intangible assets	(844,032)	(779,053)
Acquisitions, net of cash	(16,107)	-

Net cash used in investing activities	(967,589)	(811,586)

Cash flows from financing activities:
Proceeds from related party notes	-	54,000
Proceeds from the issuance of preferred stock, net of expenses	1,290,363	-
Proceeds from the issuance of common stock, net of expenses	7,650,701	1,381,083
Proceeds from issuance of debt	-	1,300,000
Repayment of debt, related party notes	-	(104,000)
Repayment of debt	-	(150,000)

Net cash provided by financing activities	8,941,064	2,481,083

Net increase in cash	6,078,493	586,807
Cash, beginning of period	589,408	2,601
Cash, end of period	$6,667,901	589,408

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-
Income taxes	$1,600	$800
Non-cash transactions:
Issuance of common stock for acquisitions	$7,009,800	$595,000
Stock issuance obligation	$3,784,322	-
Stock-based compensation	$614,000	$648,000
Stock issued for services	$860,000	$122,160
Stock issued for interest expense	$-	$146,230

See accompanying notes to financial statements.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

1.   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Background and Nature of Operations

CrowdGather, Inc. (hereinafter referred to as “we”, “us”, “our”, or “the company”) is an internet company that specializes in developing and hosting forum based websites and is headquartered in Woodland Hills, California.  The Company was incorporated under the laws of the State of Nevada on April 20, 2005.

On April 2, 2008, we, General Mayhem LLC (“General”) and our wholly- owned subsidiary, General Mayhem Acquisition Corp. (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”).  The merger contemplated by the Merger Agreement (“the “Merger”) closed on April 8, 2008.  The Merger resulted in General merging into the Acquisition Subsidiary, with the Acquisition Subsidiary surviving. Prior to the Merger, we effected a 13-for-1 stock split of our shares.  All share numbers presented in the accompanying financial statements have been adjusted to reflect the stock split.  Each share of General was converted into and became one (1) share, on a post-stock split basis, such that former members of General held 26,000,000, or approximately 64.9%, of the outstanding shares of ours at the time.  On April 8, 2008, pursuant to an Agreement of Merger and Plan of Merger and Reorganization dated April 8, 2008 by and between WestCoast Golf Experiences, Inc. (“WestCoast”)  and Acquisition Subsidiary, Acquisition Subsidiary merged with and into WestCoast, with WestCoast surviving. In connection with the latter merger, WestCoast changed its name to CrowdGather, Inc.

On June 9, 2010, we acquired Adisn, Inc. through an exchange of stock.  As a result, Adisn, Inc. became our wholly-owned subsidiary and provides targeted advertising and marketing services for our online customers.

The accompanying consolidated financial statements include the accounts of CrowdGather, Inc.  and our wholly-owned subsidiary, Adisn, Inc. from the date of acquisition June 9, 2010 through April 30, 2011.  All intercompany transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

Cash Equivalents

 For purposes of the balance sheets and statements of cash flows, we consider all highly liquid instruments purchased with maturity of three months or less to be cash equivalents.

Accounts Receivable

We are subject to credit risk as we extend credit to our customers, mostly on an unsecured basis after performing certain credit analysis.  We estimate and provide for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on historical collection experience and our assessment of the current status of individual accounts.  At April 30, 2011, we considered all outstanding receivables fully collectible.

Property and Equipment

Property and equipment are stated at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to ten years.  Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the related lease term.

Identifiable Intangible Assets

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 350, Intangibles – Goodwill and Other, goodwill and intangible assets with indefinite lives are not amortized but instead are measured for impairment at least annually in the fourth quarter, or when events indicate that impairment exists.  As required by ASC 350, in the impairment tests for indefinite-lived intangible assets, we compare the estimated fair value of the indefinite-lived intangible assets, website domain names, using a combination of discounted cash flow analysis and market value comparisons.  If the carrying value exceeds the estimate of fair value, we calculate the impairment as the excess of the carrying value over the estimate of fair value and accordingly, record the loss.

Intangible assets that are determined to have definite lives are amortized over the shorter of their legal lives or their estimated useful lives and are measured for impairment only when events or circumstances indicate the carrying value may be impaired in accordance with ASC 360, Property, Plant and Equipment discussed below.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

Impairment of Long-Lived Assets

In accordance with ASC 360, we estimate the future undiscounted cash flows to be derived from the asset to assess whether or not a potential impairment exists when events or circumstances indicate the carrying value of a long-lived asset may be impaired.  If the carrying value exceeds our estimate of future undiscounted cash flows, we then calculate the impairment as the excess of the carrying value of the asset over our estimate of its fair value.

Income Taxes

We account for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that we will not realize tax assets through future operations.

Basic and Diluted Loss Per Share

In accordance with ASC 260, Earnings Per Share, basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of April 30, 2011 we had vested stock options that could be converted into 925,625 shares of our common stock and 433,334 warrants that could be converted into 500,000 shares of our common stock.  These potential common shares are excluded from the diluted loss per share computation in net loss periods as their inclusion would be anti-dilutive.

Revenue Recognition

We currently work with third-party advertising networks and advertisers pay for advertising on a cost per thousand views, cost per click or cost per action basis.  Additionally we have entered into a web-based software development contract with a customer, for which revenue is accounted for in accordance with ASC 985-605, Software – Revenue Recognition.  All sales are recorded in accordance with ASC 605, Revenue Recognition.  Revenue is recognized when all the criteria have been met:

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

• When persuasive evidence of an arrangement exists.
• The services have been provided to the customer.
• The fee is fixed or determinable.
• Collectability is reasonably assured.

Revenue deferrals relate to the timing of revenue recognized for the sale of software in which the customer has already paid for the development costs in advance.  Revenue is recognized ratably over the periods in which the services are performed.

Cost of Revenues

Cost of revenues consists primarily of traffic acquisition costs.  Traffic acquisition costs consist of amounts paid to our distribution partners.  Cost of revenues also includes the expenses associated with the operation of our data center, including energy and bandwidth costs, as well as content acquisition costs.

Research and Development

Research and development costs are charged to expense as incurred and include software development costs.  Accordingly, internal research and development costs are expensed as incurred.  In addition, third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company-sponsored research and development costs related to both present and future products are expensed in the period incurred.

Stock Based Compensation

We account for employee stock option grants in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. ASC 718 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period).

For options and warrants issued as compensation to non-employees for services that are fully vested and non-forfeitable at the time of issuance, the estimated value is recorded in equity and expensed when the services are performed and benefit is received as provided by ASC 505-50, Equity – Disclosure. For unvested shares, the change in fair value during the period is recognized in expense using the graded vesting method.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

Recent Accounting Pronouncements

There were various accounting updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the current year presentation.

2    ACQUISITIONS

Adisn, Inc. - Business Combination

On June 9, 2010, we entered into an Agreement and Plan of Merger among the Company, Adisn, Inc., a Delaware corporation (“Adisn”) and our wholly-owned subsidiary, Adisn Acquisition Corp., pursuant to which Adisn Acquisition Corp. merged with and into Adisn and Adisn survived as our wholly-owned subsidiary.  Pursuant to the merger, the shareholders of Adisn received 4,621,849 shares of our common stock, subject to escrow obligations of the securities escrow agreement. On December 9, 2010, 580,000 of the escrowed shares previously issued were cancelled and returned to us as certain obligations were not met.

In addition, the Adisn shareholders had a right to receive an additional $1,000,000 payable in shares of our common stock (“the Earn-Out Shares”) if Adisn generated gross revenues in excess of $1,562,500 for the twelve month period ended on June 9, 2011. As of June 9, 2011, the additional gross revenues were not achieved and therefore the Earn-Out Shares were not due. Also, in connection with the merger, issued and outstanding warrants to purchase 825,000 shares of Adisn common stock became warrants to purchase shares of our common stock. The exercise price and number of shares was proportionately adjusted based on the exchange ratio for Adisn common stock issued in connection with the merger, such that the holder of the warrants will have the right to purchase 161,997 shares of our common stock at $1.018 per share with the right to purchase expiring on May 1, 2014.

The acquisition was accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair value, and the results of Adisn’s operations included in our financial statements from the date of acquisition.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

The allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values was as follows:

Target advertising technology	$2,250,000
Amortizable intangible assets:
Customer contracts and related relationships	190,000
Trade name, trademark, and domain name	140,000
Goodwill	4,360,176

Total assets acquired	6,940,176
Liabilities assumed	(340,176)

Total	$6,600,000

The amortizable intangible assets have useful lives not exceeding ten years and a weighted average useful life of seven years. No amounts have been allocated to in-process research and development and $4,360,176 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired and is not deductible for tax purposes.

Lefora – Asset Acquisition

On July 23, 2010, we entered into and closed an Asset Purchase Agreement and Plan of Reorganization (“Purchase Agreement”) and a Software License Agreement ("License Agreement") with Team Awesome Productions, Inc. d/b/a Lefora (“Lefora”) for total consideration of $1,000,000 payable in shares of our common stock.

Purchase Agreement

Pursuant to the Purchase Agreement we acquired the websites and domain names (“Websites”) set forth below:

●	www.lefora.com
●	www.eamped.com
●	www.makeforum.com
●	www.maxforum.com

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

●	www.takeforum.com
●	www.forumnotifier.com
●	www.forumnotification.com
●	www.foruminvite.com

Pursuant to the Purchase Agreement we also acquired the web forums associated with the websites and domain names listed above, along with the all assets that constitute those forums, plus the technology and intellectual property needed for conducting the business on each of those forums, all associated accounts for these websites, including users lists, databases, along with associated intellectual property, trade secrets and past and future infringement claims.

The total purchase price for the Websites and the associated assets was $990,000 payable to Lefora in 970,859 shares of our common stock (“Purchase Shares”), which was calculated by dividing $990,000 by $1.02, the 15-day volume weighted average price of our common stock, the 15th day of which was the trading day immediately preceding July 23, 2010.

License Agreement

Under the related License Agreement with Lefora, we acquired an exclusive, worldwide, perpetual, royalty-free and fully paid up license to the source code used in developing the computer software program generally known as “Talki”, which allows us its use to develop additional websites in the future.  The consideration paid by us pursuant to the License Agreement was $10,000 payable to Lefora in 9,804 shares of our common stock (“License Shares”), which was calculated in the same manner as the Purchase Agreement.

Service Agreements

In connection with the Lefora transaction, we also entered into six independent contractor agreements (“Service Agreements”) with consultants of Lefora to operate the Websites. The Service Agreements contemplated: (i) collective base compensation of $300,000 payable in shares of our common stock, (ii) terms of no less than six (6) months; and (iii) six-month vesting provisions, which provide that such shares will vest if such consultant continues to serve as a consultant to us for a minimum period of six (6) months after closing date of the Purchase Agreement. As of April 30, 2011, 294,120 shares of our common stock are due and payable under this agreement.

Each of the Service Agreements also provide for payment of certain conditional traffic bonus compensation payable to each consultant in shares of our common stock if, during the first twelve months, the average monthly visitor traffic to www.lefora.com is greater than or equal to 9.2 million monthly page views as measured by Google Analytics, or if the average monthly visitor traffic is greater than 8.5 million but below 9.2 million monthly page views.  No conditional traffic bonus payment will be due if the average monthly visitor traffic is below 8.5 million monthly page views.  Additionally, one consultant is paid compensation of $500 per month for the term of that particular Service Agreement.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010
Other Asset Acquisitions

During the year ended April 30, 2011, we also acquired the domain names, websites and related assets of the following:

Digishoptalk.com	$70,000
Rapmusic.com	300,000
Pocketables.com	200,000
Forumer.com	300,000
$870,000

Additionally, we agreed to issue 100,000 shares of our common stock for the purchase of Pocketables.com and Forumer.com, respectively.

3     PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	April 30, 2011	April 30, 2010
Furniture, fixtures and office equipment	$17,614	$16,416
Computers, servers and equipment	295,941	129,154
	313,555	145,570
Less: accumulated depreciation	(140,804)	(62,849)

	$172,751	$82,721

Depreciation expense was $58,947 and $33,763 for the years ended April 30, 2011 and 2010, respectively.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

4.   FAIR VALUE OF ASSETS AND LIABILITIES

Determination of Fair Value

At April 30, 2011, we assessed the fair value of our assets and liabilities pursuant to ASC 820 for disclosure purposes as described below.

The carrying value of cash and cash equivalents, employee advances, prepaid expenses, accounts payable and accrued liabilities approximate their fair value due to the short period to maturity of these instruments pursuant to ASC 825.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

         Level 1.     Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. Level 1 assets and liabilities include debt and equity securities and derivative financial instruments actively traded on exchanges, as well as U.S. Treasury securities and U.S. Government and agency mortgage-backed securities that are actively traded in highly liquid over the counter markets.

         Level 2.     Observable inputs other than Level 1 prices such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs that are observable or can be corroborated, either directly or indirectly, for substantially the full term of the financial instrument.

Level 2 assets and liabilities include debt instruments that are traded less frequently than exchange traded securities and derivative instruments whose model inputs are observable in the market or can be corroborated by market observable data. Examples in this category are certain variable and fixed rate non-agency mortgage-backed securities, corporate debt securities and derivative contracts.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

    Level 3.     Inputs to the valuation methodology are unobservable but significant to the fair value measurement. Examples in this category include interests in certain securitized financial assets, certain private equity investments, and derivative contracts that are highly structured or long-dated.

Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

We had no assets or liabilities measured at fair value on a recurring basis under the hierarchy as of April 30, 2011.
5.    CONCENTRATION OF CREDIT RISK

As of April 30, 2011, two (2) customers accounted for approximately 60% of our outstanding receivables.  In addition, two (2) customers accounted for approximately 63% of our sales for the period ended April 30, 2011.

6.   INTANGIBLE ASSETS

We purchased online forums, message boards and website domain names for cash in the amount of $944,032 and stock valued at $7,700,000 during the year ended April 30, 2011 and cash of $779,053 and stock valued at $595,000 during the year ended April 30, 2010.  Intangibles are either amortized over their estimated lives, if a definite life is determined, or are not amortized if their life is considered indefinite.  We account for the intangible assets at cost.  Intangible assets acquired in a business combination, if any, are recorded under the purchase method of accounting at their estimated fair values at the date of acquisition.  As of April 30, 2011, we recorded $30,940 of amortization associated with its definite lived intangibles.  Intangibles consist of the following as of April 30:

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

	Est. Life	2011	2010

Online forums and related websites	Indefinite	$3,262,647	$1,980,663
Target advertising technology	Indefinite	2,250,000	-
Trademarks and tradenames	10 years	190,000	-
Customer lists	3 years	140,000	-
		5,842,647	1,980,663
Less: accumulated amortization		(30,940)	-

		$5,811,707	$1,980,663

As of April 30, 2011, we do not believe any impairment of intangible assets has occurred based on our determination of fair value from estimated future cash flows and our impairment process as further described in Note 7.

7.     GOODWILL

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired in a business combination. Goodwill is not amortized, but is tested for impairment on an annual basis and between annual tests in certain circumstances. The performance of the goodwill impairment test involves a two-step process. The first step involves comparing the fair value of our reporting units to their carrying values, including goodwill.  We determine fair value based on estimated future cash flows of each reporting unit discounted by an estimated weighted-average cost of capital, which reflects the overall level of inherent risk of a reporting unit and the rate of return an outside investor would expect to earn. The cash flow projections for each reporting unit are based on a five-year forecast of cash flows, derived from the most recent annual financial forecast.  If the carrying value of the reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed by comparing the carrying value of the goodwill in the reporting unit to its implied fair value. An impairment charge is recognized for the excess of the carrying value of goodwill over its implied fair value. We conducted our annual goodwill impairment test as of April 30, 2011 and determined that the fair value of the goodwill we recorded in connection with our acquisition of Adisn exceeded its carrying value and therefore goodwill was not impaired.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

8.    PREFERRED SERIES A STOCK

On October 25, 2010, we sold 1,300,000 shares of Series A Preferred Stock (“Shares”) to two foreign investors in exchange for $1,300,000, or $1.00 per share, pursuant to two subscription agreements (“Subscription Agreements”). In connection with the sale of Shares, the investors also received warrants to purchase 433,334 shares of our common stock at a purchase price of $0.95 per share. The warrant agreements (“Warrants”) provide for an expiration period of three years from the date of the investment. The designations, preferences and relative rights of the Series A Preferred Stock are specified in the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (the “Certificate of Designation”). The Certificate of Designation provides, among other things, that: (i) the conversion price for the Shares is $0.50 per share on or before March 15, 2011, and $0.33 per share after March 15, 2011, subject to adjustment from time to time for recapitalizations and as otherwise set forth in the Certificate of Designation (the “Conversion Price”); (ii) the Shares are convertible into shares of common stock at the option of the investor at any time after the date of issuance into that number of shares of common stock determined by dividing $1.00 by the Conversion Price; and (iii) the Shares are automatically converted into shares of common stock at the then effective conversion rate for such share immediately prior to the listing of our common stock on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market. The Subscription Agreement also provides that from March 15, 2011 to April 14, 2011 (the “Repurchase Period”), we shall have an option (the “Repurchase Option”) to repurchase all or any portion of the Shares held by the investor at $1.00 per Share. The Repurchase Option shall automatically terminate upon any conversion of the Shares into common stock pursuant to the conversion provisions specified in the Certificate of Designation. On March 15, 2011, the 1,300,000 shares of Series A Preferred Stock were converted into 2,600,000 shares of our common stock.

9.    COMMON STOCK

In June 2010, we entered into a consulting and advisory agreement with a third party.  Pursuant to the agreement, we compensated the advisory firm a non-refundable fee of $2,000 in two payments and issued 20,000 shares of our restricted common stock.  The shares were valued at $24,600 based on the fair value of the shares on the date of the contract. The term of the agreement was for two months and expired July 31, 2010.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $24,600.

On July 21, 2010, we authorized the issuance of 61,856 shares of our common stock to a consultant in exchange for services valued at $60,000 based on the fair value of the shares on the date of the consulting agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $60,000.

On September 1, 2010, we issued 142,857 shares of our common stock to a foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $100,000.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

On October 1, 2010, we authorized the issuance of 150,000 shares of our common stock to a consultant in exchange for services valued at $144,000 based on the fair value of the shares on the date of the consulting agreement. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $144,000.

On October 25, 2010, we sold 1,300,000 shares of our series A preferred stock to two foreign institutional investors in exchange for $1,300,000, or $1.00 per share.  In connection with the sale of the preferred stock shares, the investors also received warrants to purchase 433,334 shares of our common stock at a purchase price of $0.95 per share.  The warrant agreement provides for an expiration period of three years from the date of the investment.

On October 31, 2010, we issued 314,286 shares of our common stock to one foreign institutional investor pursuant to the subscription agreement dated February 3, 2010 between us and that investor.  Specifically, we issued the investor an additional 314,286 shares of our common stock, which is the difference in the amount of shares that would have been issued to the investor if the price per share for the initial investment would have been $1.20 per share.

On November 4, 2010, we issued 36,000 shares of our restricted common stock to a consultant for services rendered.  The shares were valued at $36,000 based on the fair value of shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $9,000.

On January 7, 2011, we issued 499,999 shares of our common stock to a foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $350,000.

On January 11, 2011, we issued 5,556 shares of our restricted common stock to a consultant for services rendered.  The shares were valued at $5,000 based on the fair value of shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $5,000.

On January 14, 2011, we issued 25,000 shares of our restricted common stock to a consultant for services rendered.  The shares were valued at $37,500 based on the fair value of shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $37,500.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

On February 25, 2011, we issued 471,429 shares of our common stock to one foreign institutional investor pursuant to the subscription agreement dated April 29, 2010 between us and that investor.  Specifically, we issued the investor an additional 471,429 shares of our common stock, which is the difference in the amount of shares that would have been issued to the investor if the price per share for the initial investment would have been $1.05 per share.

On February 28, 2011, we issued 7,136,364 shares of our common stock to institutional investors pursuant to a securities purchase agreement dated February 28, 2011 with certain institutional investors.  The shares were valued at $1.10 per share.  In addition to the shares, we issued the investors five-year warrants to purchase 5,352,273 shares of our common stock at an exercise price of $1.50 per share.

On March 16, 2011, we issued 136,988 shares of our common stock to four consultants pursuant conditional website traffic bonus compensation provisions of the website and domain name acquisition and transfer agreement dated March 12, 2010.  The shares were valued at $200,000 based on the fair value of the shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $200,000.

On March 18, 2011, we authorized the issuance of 12,000 shares of our common stock to a consultant in exchange for services valued at approximately $14,400 based on the fair value of the shares on the date of the consulting agreement. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $14,400.

On April 4, 2011, we authorized the issuance of 5,660 shares of our common stock to a consultant in exchange for services valued at approximately $6,000 based on the fair value of the shares on the date of the consulting agreement. The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $6,000.

On April 4, 2011, we authorized the issuance of 27,000 shares of our common stock to a consultant in exchange for services valued at approximately $28,620 based on the fair value of the shares on the date of the consulting agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $28,620.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

On April 15, 2011, we agreed to issue 100,000 shares of our common stock as part of the purchase price for a website and domain name acquisition and transfer agreement with GR8 Media, Inc. pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.  The purchase price was $400,000, consisting of $300,000 payable in cash and 100,000 shares of our common stock payable to GR8 Media, Inc., which was calculated by dividing $100,000 by $1.00, the 15-day volume weighted average price of our common stock as of April 15, 2011.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $100,000.

As of April 30, 2011, we were obligated to issue 24,999 shares of our restricted common stock in connection with certain service agreements with consultants that were fully earned and due on July 12, 2010.  The shares have been issued subsequent to April 30, 2011 and were valued at $30,000 based on the fair value of services received per the agreements.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $18,750, and $11,250 was earned and expensed during the year ended April 30, 2010.

As of April 30, 2011, we were obligated to issue 61,856 shares of our restricted common stock to a consultant for services rendered.  The shares were valued at $60,000 based on the fair value of shares on the date of the agreement.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $60,000.

As of April 30, 2011, we were obligated to issue 294,120 shares of our restricted common stock to six consultants in connection with certain service agreements related to the Lefora transaction.  The service agreements were for six months and the shares were due and payable at April 30, 2011.  The shares were valued in total at $300,000 based on the 15-day volume weighted average price of our common stock, the 15th day of which was the trading day immediately preceding July 23, 2010 as stated in the agreements.  The stock-based expense for these shares included in operating expenses for the year ended April 30, 2011 was $300,000.

During the year ended April 30, 2011 and in connection with our acquisitions during the quarter, we issued 3,529,646 shares of our common stock, valued at approximately $4,200,000 related to the acquisition of Adisn, Inc. and there are 1,092,203 remaining to be issued under the agreement.  In addition, we issued 980,383 of our common stock, valued at approximately $1,000,000 for the purchase of Lefora as previously detailed in Note 2.

During the year ended April 30, 2011, we issued 143,494 shares of our common stock to employees and directors upon exercise of certain vested options.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

10.  STOCK OPTIONS

In May 2008 our board of directors approved the CrowdGather, Inc. 2008 Stock Option Plan (the “Plan”). The Plan permits flexibility in types of awards, and specific terms of awards, which will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value.

During the year ended April 30, 2011, we issued stock options for 1,825,000 shares of our common stock, exercisable at various dates through March 2015 at fair market value at the date of grant of $0.54 to $1.053 per share to consultants pursuant to the Plan.  The compensation cost for the year ended April 30, 2011 was $614,000, and is included in operating expenses.

For the years ended April 30, 2011 and 2010, we recognized $614,000 and $648,000, respectively, of stock-based compensation costs as a result of the issuance of stock options to employees, directors and consultants.  These costs were calculated in accordance with ASC 505 and are reflected in operating expenses.

Stock option activity was as follows for the year ended April 30, 2011:

	Number of Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding, May 1, 2010	2,955,000	$1.14	1.72	$1,539,348
Granted	1,825,000	1.09	3.82	1,356,500
Forfeited/Expired	(450,000)	1.20	-	(415,383)
Exercised	(651,250)	1.00	-	(513,450)

Outstanding, April 30, 2011	3,678,750	$1.13	2.68	$1,967,015
Exercisable, April 30, 2011	1,054,688	$1.21	1.26	$1,278,144

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

A summary of the status of our unvested shares as of April 30, 2011 is presented below:

	Number of Shares	Weighted-Average Grant-Date Fair Value

Non-vested balance, May 1, 2010	1,803,437	$0.89
Granted	1,825,000	0.74
Vested	(554,375)	0.90
Forfeited/Expired	(450,000)	0.92

Non-vested balance, April 30, 2011	2,624,062	$0.91

As of April 30, 2011, total unrecognized stock-based compensation cost related to unvested stock options was $1,854,948, which is expected to be recognized over a weighted-average period of approximately 2.68 years.

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model based on the following weighted-average assumptions:

Year Ended April 30,
2011

Risk-free interest rate	0.5% to 1.03%
Expected volatility	100.00%
Expected option life (in years)	4.00
Expected dividend yield	0.00

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues. The expected volatility is primarily based on historical volatility levels of our public company peer group. The expected option life of each award granted was calculated using the “simplified method” in accordance with ASC 718.

11.  PROVISION FOR INCOME TAXES

For the year ended April 30, 2011, we have recognized the minimum amount of franchise tax required under California corporation law of $800.  We are not currently subject to further federal or state tax since we have incurred losses since its inception.

As of April 30, 2011, we had federal and state net operating loss carry forwards of approximately $9,000,000 which can be used to offset future federal income tax.  The federal and state net operating loss carry forwards expire at various dates through 2031.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

As of April 30, 2011, we had the following deferred tax assets related to net operating losses.  A 100% valuation allowance has been established due to the uncertainty of our ability to realize future taxable income and to recover its net deferred tax assets.

2011
Federal net operating loss (at 34%)	$3,060,000
State net operating loss (at 8.84%)	795,600

3,855,600
Less: valuation allowance	(3,855,600)

Net deferred tax assets	$-

Our valuation allowance increased by approximately $1,713,600 during the year ended April 30, 2011.

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

12.   SUBSEQUENT EVENTS

In accordance with ASC 855, we have evaluated its subsequent events through July 28, 2011, the date these financial statements were issued.

On May 17, 2011 we acquired brand assets from Human Pheromone Sciences, Inc., a company engaged in the research, development, manufacturing and marketing of consumer products containing synthetic human pheromones.

On May 20, 2011, we entered into a Website and Domain Name Purchase and Sale Agreement (“PB Purchase Agreement”) with PbNation, LLC (“PbNation”), to acquire the websites and domain names (“Websites”) set forth below:

●	www.pbnation.com
●	www.pbnation.mobi
●	www.pbnation.name
●	www.pbnation.net
●	www.pbnation.org
●	www.pbnation.tv
●	www.paintballnation.com
●	www.paintballnation.org
●	www.pbnation.biz
●	www.pbnation.bz
●	www.pbnation.cc
●	www.pbnation.us
●	www.pbnation.us.com

CROWDGATHER, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
APRIL 30, 2011 AND 2010

The PB Purchase Agreement also provides that we acquire all associated software used in building the Websites, along with the associated user lists, databases, add-ons installed with these forums and associated accounts for the Websites.

The total purchase price of the Websites is $3,200,000, consisting of:  (i) $1,400,000 payable in cash; (ii) 1,149,425 shares of our common stock (“Shares Payment”); and (iii) certain additional cash and stock compensation totaling approximately $800,000 based on certain monthly website visitor traffic milestones as specified in the PB Purchase Agreement.  The Shares Payment was calculated by dividing $1,000,000 by $0.87, which is the 10 day volume weighted average price of our common stock as of May 20, 2011.

On June 9, 2011 and pursuant to our merger agreement with Adisn, Inc., we determined that Adisn did not achieve its gross revenue milestone and therefore the Earn-Out Shares were not due to the previous Adisn shareholders.

On June 27, 2011 we acquired the domain name, website, and assets related to Writers.net in exchange for a total purchase price of $100,000 consisting of: (i) $70,000 payable in cash and (ii) $30,000 payable in 37,500 shares of our common stock.  Created in 1994, Writers.net is an Internet directory of writers, editors, publishers and literary agents. The site’s founder, Stephan Spencer, will also join our Advisory Board.

On July 25, 2011, we authorized the issuance of 482,028 shares of our common stock as payment of conditional traffic bonus compensation to the Lefora consultants pursuant to the Service Agreements.

[OUTSIDE BACK COVER]

CrowdGather, Inc.

14,790,716 SHARES OF COMMON STOCK

PROSPECTUS

CROWDGATHER, INC.

20300 Ventura Blvd., Suite 330,
Woodland Hills, California 91364
Tel: (818) 435-2472

_______________, 2011

Until                           , 2011, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$1,865
Transfer agent Fees	$0
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$25,000
Blue Sky Fees	$0
Total	$36,865

None of the expenses of the offering will be paid by the selling shareholders.

Item 14.  Indemnification of Directors and Officers.

Articles 7 and 8 of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law; or
•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Article VIII of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada Revised Statutes, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On April 2, 2008, we issued and sold an aggregate of 1,000,000 shares of our common stock to two non-U.S. Persons, as that term is defined in Rule 902 (k) of Regulation S as promulgated by the SEC, at a price of $0.89 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the SEC.

On June 20, 2008, we sold 420,000 shares of our common stock to one investor in exchange for $420,000 or $1.00 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4 of that act and Regulation S promulgated pursuant to that act by the SEC.

In July 2008, we issued 18,000 shares of our common stock for the purchase of an intangible asset. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On July 8, 2008, we issued a convertible promissory note to one of our shareholders for $500,000.  The convertible note was due in one year, or upon default, whichever is earlier, with interest at the annual rate of 8%.  The convertible note had a mandatory conversion feature by which it would automatically convert to shares of the our common stock immediately before the closing of a transaction or series of transactions in which we sell equity securities in an amount equal to or greater than $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On September 25, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $200,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.50 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On October 31, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $170,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.50 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On December 3, 2008, we issued a convertible promissory note to one of our shareholders in exchange for $110,000.  The convertible note was due in one year with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.40 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On January 9, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $90,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $1.25 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On February 11, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $60,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $0.90 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On March 10, 2009, we issued a convertible promissory note to one of our shareholders in exchange for $32,000.  The convertible note was due in six months with interest at an annual rate of 10%.  The convertible note had an optional conversion feature by which the holder could convert the principal and accrued interest to shares of our common stock at a conversion price of the lower of (i) $0.70 per share or, (ii) the price per share of our next transaction or series of related transactions in which we sell equity securities and in which the gross proceeds to us equal or exceed $2,000,000. The convertible note was issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On May 21, 2009, we closed the first tranches of a private offering of 18-month secured convertible debentures (Debentures) with a limited number of foreign institutional purchasers.  As of the initial closing, we received cash proceeds of $1,300,000, and approximately $1,075,000 in previously issued convertible promissory notes (as described above) were exchanged for the new Debentures.  In connection with the initial closing, we granted warrants (exercisable at $0.70 per share – the closing market price on May 21, 2009, the date of signature of the cash investors on their Subscription Agreement) to purchase an aggregate of up to 1,599,997 shares of our common stock.  Pursuant to our agreements with the purchasers, we were permitted to close a subsequent tranche of up to $1.1 million in cash proceeds not later than July 15, 2009.

The Debentures bore interest at a rate of 8 % per annum, which was due and payable upon conversion or upon maturity in November 2010.  The majority of the Debentures were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 20% discount to the volume weighted average share price (VWAP) for the 10 days prior to the date of conversion.  The remaining Debentures ($532,500 of initial principal value) that were exchanged by the holders of existing short-term promissory notes were convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 32% discount to the VWAP for the 10 days prior to the date of conversion. Following the closing, we had no short-term debt obligations.

Neither the Debentures sold and the warrants granted to the institutional purchasers, nor the shares of common stock to be issued upon conversion of the Debentures or upon the exercise of the warrants were registered under the Securities Act of 1933 and were sold pursuant to exemptions from registration provided by Regulation D or Regulation S and by Section 4(2) of the Securities Act of 1933, as amended.  Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

On April 8, 2009 we issued a promissory note to our majority shareholder for $50,000, due 60 days from the date of the note.  In the event the note was not repaid in the 60 day period, interest at 10% would accrue for two years.  The note was repaid May 29, 2009.

On May 4, 2009, we issued a promissory note to our majority shareholder for $54,000, due in 60 days from the date of the note.  In the event the note is not repaid in the 60 day period, interest at 10% will accrue for two years. This was subsequently repaid on May 29, 2009.

On May 26, 2009, we entered into a consulting and advisory agreement with a third party.  Pursuant to the agreement, we were required to compensate the advisory firm 7,000 shares of our restricted common stock per month for three months beginning May 26, 2009 and $2,000 a month for four months beginning May 26, 2009.  The options were granted in transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Exchange Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On May 26, 2009, we appointed Mr. Chuck Timpe as a director of the Company and accordingly granted Mr. Timpe 325,000 options to purchase shares of our common stock at an exercise price of $0.86 per share. The options were granted in transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On May 27, 2009, we entered into a consulting and advisory agreement with a third party.  Pursuant to the agreement, we are required to compensate the advisory firm 20,000 shares of our restricted common stock per month for three months beginning May 26, 2009 and $2,000 a month for four months beginning May 26, 2009. The options were granted in transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On February 3, 2010, we sold 250,000 shares of our common stock to one investor in exchange for $300,000, or $1.20 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 125,000 shares of our common stock at a purchase price of $1.68 per share, which was the closing price of our common stock on February 3, 2010. The warrant agreement provides for an expiration period of three years from the date of the investment. The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On February 3, 2010, we sold 250,000 shares of our common stock to one investor in exchange for $300,000, or $1.20 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 125,000 shares of our common stock at a purchase price of $1.68 per share, which was the closing price of our common stock on February 3, 2010. The warrant agreement provides for an expiration period of three years from the date of the investment. The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On February 27, 2010, we issued 1,004,875 shares of our common stock to one foreign institutional investor who elected to convert an 18-month secured convertible debenture that was issued in May 2009.  The investor converted the debenture in the principal amount of $1,300,000 together with accrued interest of $80,066 for a total of $1,380,066, into 1,004,875 shares of our common stock, or approximately $1.37 per share. On the same date, we also issued 903,038 shares to a second foreign institutional investor who elected to convert two debentures that were issued in May 2009.  The investor converted one debenture in the principal amount of $532,500 together with accrued interest of $32,796 for a total of $565,296, into 484,250 shares of our common stock, or approximately $1.17 per share.  The investor also converted a second debenture in the principal amount of $541,783 together with accrued interest of $33,368, for a total of $575,151, into 418,788 shares of our common stock, or approximately $1.37 per share. Neither the debentures sold to the institutional investors, nor the shares of common stock issued upon conversion of the debentures were registered under the Securities Act of 1933, as amended, and were sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as provided by Regulation S. Accordingly, those securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

On February 27, 2010, we issued 285,715 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $200,000.  On the same date, we also issued 671,426 shares to the second foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $470,000. Neither the warrants granted to the institutional investors, nor the shares of common stock issued upon exercise of the warrants were registered under the Securities Act of 1933, and were sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as provided by Regulation S. Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act of 1933.

On March 12, 2010, we agreed to issue shares as part of the purchase price for a website and domain name acquisition agreement we entered with Phil Santoro pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.  The purchase price was $1,000,000, which consisted of $600,000 payable to Santoro in cash at closing and $400,000 payable to Santoro in shares of our common stock, consisting of 258,065 shares of common stock, which was calculated by dividing $400,000 by $1.55, the closing price of our common stock as of March 12, 2010. The 258,065 shares of common stock will be issued to Santoro in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On March 12, 2010, we authorized the issuance of 32,258 shares of our common stock to Andy Robinowitz in exchange for services valued at $50,000, or $1.55 per share, the closing price on March 12, 2010.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On April 29, 2010, we sold 428,571 shares of our common stock to an investor in exchange for $450,000, or $1.05 per share. The price per share of the issuance is subject to certain anti-dilution provisions as specified in the subscription agreement. In connection with the sale of shares, the investor also received warrants to purchase 215,285 shares of our common stock at a purchase price of $1.17 per share. The warrant agreement provides for an expiration period of three years from the date of the investment.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

In addition, on April 29, 2010, we issued 35,714 shares of our common stock to that investor, pursuant to the anti-dilution provisions of the subscription agreement dated February 3, 2010 between us and that same investor, and as disclosed in our Report on Form 8-K filed on February 9, 2010.  Specifically, we issued the investor an additional 35,714 shares of our common stock, which is the difference in the amount of shares that would have been issued to the investor if the price per share for the initial investment would have been $1.05 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On June 9, 2010, we entered into an agreement and plan of merger dated June 9, 2010 among us, Adisn, Inc., a Delaware corporation (“Adisn”) and our  wholly-owned subsidiary, Adisn Acquisition Corp. (the “Adisn Merger Agreement”), pursuant to which Adisn Acquisition Corp. merged with and into Adisn and Adisn survived as our wholly-owned subsidiary.  Pursuant to the Adisn Merger Agreement, the shareholders of Adisn received 4,621,849 shares of our common stock (the “Merger Shares”), subject to the escrow obligations of a securities escrow agreement, plus a right to receive the Earn-Out Shares, if and when they become issuable. The Merger Shares were issued to the Adisn stockholders in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

As of June 25, 2010, we have granted an aggregate total of 3,005,000 options to purchase shares of our common stock to several of our employees and directors.  The options covered by each grant vest as follows: 1/8 of total vests after 180 days after grant; remaining to vest at the rate of 1/16 of the total every 90 days thereafter, over 4 years.  The options granted expire 10 years after the date of grant. The options were granted in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On July 23, 2010, with the acquisition of the Lefora Websites as described herein, we authorized the issuance of 970,589 shares of our common stock to Lefora as payment of the $990,000 for the Purchase Agreement, the issuance of 9,804 shares of our common stock to Lefora as payment of the $10,000 for the License Agreement, and an aggregate of 294,120 shares to the Consultants in exchange for services valued in an aggregate amount of $300,000.  The shares were issued in transactions which we believe satisfy the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S, or Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On September 1, 2010, we issued 142,857 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $100,000.

On October 25, 2010, we sold 1,300,000 shares of Series A Preferred Stock to two foreign investors in exchange for $1,300,000, or $1.00 per share, pursuant to two subscription agreements.  The designations, preferences and relative rights of the Series A Preferred Stock are specified in our Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC. On March 15, 2011, our Series A preferred stockholders converted their preferred shares into 2,600,000 shares of common stock at the conversion rate of $0.50 per share.

In connection with the sale of the shares of Series A Preferred Stock, the investors also received warrants to purchase 433,334 shares of our common stock at a purchase price of $0.95 per share. The warrant agreements provide for an expiration period of three years from the date of the investment. The shares and warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On October 31, 2011, we satisfied an anti-dilution requirement of a previous subscription agreement and issued the holder an additional 314,286 shares of our common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On November 4, 2010, we issued 36,000 shares of our common stock to a consultant for services rendered.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On January 7, 2011, we issued 499,999 shares to the one foreign institutional investor in exchange for the exercise of warrants at $0.70 per share, or approximately $350,000.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On January 11, 2011, we issued 5,556 shares of our common stock to a consultant for services rendered.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On January 14, 2011, we authorized the issuance of 25,000 shares of our common stock to a consultant for services rendered.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act.

On February 25, 2011, we satisfied an anti-dilution requirement of a previous subscription agreement and issued the holder an additional 471,429 shares of our common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On March 3, 2011, we closed a securities purchase agreement, dated February 28, 2011, with certain institutional investors and issued to these investors (i) 7,136,364 shares of our common stock at a price of $1.10 per share and (ii) five-year warrants exercisable into 5,352,273 shares of common stock at an exercise price of $1.50 per share. These warrants are exercisable for five years after the initial exercise date of September 4, 2011. The total subscription proceeds are $7,850,000.  In addition, we also issued Warrants to purchase 570,909 shares at an exercise price of $1.50 per share to Rodman & Renshaw, LLC, the placement agent in the offering.  The shares and warrants were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the SEC.

On March 16, 2011, we issued 136,988 shares of our common stock to four consultants pursuant conditional website traffic bonus compensation provisions of the website and domain name acquisition and transfer agreement dated March 12, 2010.  The shares were valued at $200,000, or $1.46 per share, and were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On March 18, 2011, we authorized the issuance of 12,000 shares of our common stock to a consultant in exchange for services valued at approximately $14,400, or $1.20 per share, the closing price on March 18, 2011. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 4, 2011, we authorized the issuance of 5,660 shares of our common stock to a consultant in exchange for services valued at approximately $6,000 or $1.06 per share, the closing price on April 4, 2011. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 4, 2011, we authorized the issuance of 27,000 shares of our common stock to a consultant in exchange for services valued at approximately $28,620, or $1.06 per share, the closing price on April 4, 2011. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On April 15, 2011, we agreed to issue 100,000 shares of our common stock as part of the purchase price for a website and domain name acquisition and transfer agreement with GR8 Media, Inc. pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.  The purchase price was $400,000, consisting of $300,000 payable in cash and 100,000 shares of our common stock payable to GR8 Media, Inc., which was calculated by dividing $100,000 by $1.00, the 15-day volume weighted average price of our common stock as of April 15, 2011.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On May 1, 2011, we authorized the issuance of 60,000 shares of our common stock to a consultant in exchange for services valued at approximately $58,200, or $0.97 per share, the closing price on May 1, 2011. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the SEC.

On May 20, 2011 we agreed to issue 1,149,425 shares of our common stock as part of the purchase price for a website and domain name acquisition and transfer agreement with PbNation, LLC (“PbNation”) pursuant to which we acquired certain websites and domain names, all associated software used in building the websites, along with the associated users lists, databases, add-ons installed with these forums and associated accounts for these websites.   The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On May 26, 2011, we authorized the issuance of 22,989 shares of our common stock to a consultant in exchange for services value at approximately $20,000 or $0.87 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.

On June 27, 2011 we acquired the domain name, website, and assets related to Writers.net in exchange for a total purchase price of $100,000 consisting of: (i) $70,000 payable in cash and (ii) $30,000 payable in 37,500 shares of our common stock.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Regulation D promulgated pursuant to that act by the SEC.
On July 21. 2011, we authorized the issuance of 178.724 shares of our common stock to a consultant in exchange for services value at approximately $84,000 or $0.47 per share.  The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act promulgated pursuant to that act by the SEC.

On July 25, 2011, we authorized the issuance of 482,028 shares of our common stock as payment of conditional traffic bonus compensation to the Lefora consultants pursuant to the Service Agreements. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act promulgated pursuant to that act by the SEC.

Item 16.  Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among WestCoast Golf Experiences, Inc., General Mayhem LLC and General Mayhem Acquisition Corp., dated April 2, 2008. (1)
2.2
Agreement of Merger and Plan of Merger and Reorganization dated April 8, 2008 by and between WestCoast Golf Experiences, Inc., a Nevada corporation and General Mayhem Acquisition Corp., a Nevada corporation. (1)

3.1	Articles of Incorporation(2)
3.2	Amended and Restated Articles of Incorporation(4)
3.3	Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock(5)
3.4	Certificate of Change in number of authorized shares as filed with the Secretary of State of Nevada on March 27, 2008(1)
3.5	Articles of Merger as filed with the Secretary of State of the State of Nevada on April 8, 2008(1)
3.6	Bylaws(2)
5*	Executed Opinion Re: Legality
10.1	2008 Stock Option Plan(3)
10.2	Agreement and Plan of Merger with Adisn, Inc. dated June 9, 2010 (6)
10.3	Securities Escrow Agreement dated June 9, 2010 (6)
10.4	Asset Purchase Agreement and Plan of Reorganization with Team Awesome Productions, Inc. d/b/a Lefora dated July 23, 2010 (7)
10.5	Software License Agreement with Team Awesome Productions, Inc. d/b/a Lefora dated July 23, 2010 (7)
10.6	Securities Purchase Agreement dated February 28, 2011 (8)
10.7	Security Agreement dated February 28, 2011 (8)
10.8	Registration Rights Agreement dated February 28, 2011 (8)
10.9	Form of Warrant (8)
10.10	Stock Cancellation and Stipulation Agreement dated December 9, 2010
10.11	Website and Domain Name Purchase and Sale Agreement with PbNation, LLC. (9)
14	Code of Ethics (10)
21	Subsidiaries of the Registrant (11)
23.1*	Consent of Q Accountancy Corporation
23.3	Consent of Counsel (12)

(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) *

Included as exhibit to our Current Report on Form 8-K filed on April 8, 2008.
Included as exhibit to our Registration Statement on Form SB-2 filed on June 20, 2005.
Included as exhibit to our Current Report on Form 8-K filed on June 24, 2008.
Included as exhibit to our Current Report on Form 8-K filed on September 30, 2008.
Included as exhibit to our Current Report on Form 8-K filed October 28, 2010.
Included as exhibit to our Current Report on Form 8-K filed June 10, 2010.
Included as exhibit to our Current Report on Form 8-K filed July 26, 2010.
Included as exhibit to our Current Report on Form 8-K filed March 1, 2011.
Included as exhibit to our Registration Statement on Form S-1, Amendment No. 1 filed on May 5, 2011
Included as exhibit to our Current Report on Form 8-K filed on November 19, 2010.
Included as exhibit to our Annual Report on Form 10-K filed July 7, 2010.
Included in Exhibit 5.
Filed herewith.

Item 17.  Undertakings

A.	The undersigned registrant hereby undertakes:

    (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	Include any material or changed information with respect to the plan of distribution.

    (2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)         That, for the purpose of determining liability of the undersigned registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act of 1933;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, California, on  August 5, 2011.

CROWDGATHER, INC.

By:	/s/ Sanjay Sabnani
Sanjay Sabnani
Chief Executive Officer, President, Secretary, Director, (Principal Executive Officer)

By:	/s/ Gaurav Singh
Gaurav Singh
Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sanjay Sabnani	August 5, 2011
Sanjay Sabnani Chief Executive Officer, President, Secretary, Director (Principal Executive Officer)
/s/Gaurav Singh	August 5, 2011
Gaurav Singh Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)
/s/ Jonathan Dariyanani	August 5, 2011
Jonathan Dariyanani Director
/s/ James Sacks	August 5, 2011
James Sacks Director
/s/ Chuck Timpe	August 5, 2011
Chuck Timpe Director